                      AGREEMENT OF MERGER

                       Dated May 9, 1996

                            Between

               CENTRAL AND SOUTH WEST CORPORATION

                              and

                     TEJAS GAS CORPORATION

                          Relating to

                         TRANSOK, INC.

                       AGREEMENT OF MERGER
                       TABLE OF CONTENTS

                                                             Page

                           ARTICLE I.
                          DEFINITIONS
     Section 1.01. Definitions                                 1
     Section 1.02. Rules of Construction                       1

                           ARTICLE II.
                        TERMS OF MERGER
     Section 2.01. Statutory Merger                            1
     Section 2.02. Purchase Price                              2
     Section 2.03. Closing                                     2
     Section 2.04. Actions at the Closing                      2
     Section 2.05. Effect of the Merger                        2

                           ARTICLE III.
           REPRESENTATIONS AND WARRANTIES OF THE SELLER
                        AS TO THE SELLER
     Section 3.01. Organization                                4
     Section 3.02. Authorization of Agreement                  4
     Section 3.03. Approvals                                   4
     Section 3.04. No Violation                                4
     Section 3.05. Litigation                                  5
     Section 3.06. Brokerage Agreements                        5

                           ARTICLE IV.
            REPRESENTATIONS AND WARRANTIES OF THE SELLER
                        AS TO THE COMPANY
     Section 4.01. Organization and Qualification              5
     Section 4.02. Capitalization                              6
     Section 4.03. No Violation                                7
     Section 4.04. Financial Statements                        8
     Section 4.05. No Material Adverse Effect; Conduct         8

     Section 4.06. Title to Properties                         8
     Section 4.07. Certain Obligations                         9
     Section 4.08. Regulation; Permits and Licenses.          10
     Section 4.09. Litigation; Compliance with Laws           11
     Section 4.10. Taxes                                      12
     Section 4.11. Employee Benefit Plans                     12
     Section 4.12. Environmental Matters                      14
     Section 4.13. Patents, Trademarks                        14
     Section 4.14. Insurance                                  15
     Section 4.15. Public Utility                             15
     Section 4.16. Minute Books                               15
     Section 4.17. Powers of Attorney                         15
     Section 4.18. Intercompany Transactions                  15
     Section 4.19. Accounts Receivable                        15
     Section 4.20. Gas Balancing                              16

                           ARTICLE V.
               REPRESENTATIONS AND WARRANTIES OF
                        THE PURCHASER
     Section 5.01. Organization and Good Standing             16
     Section 5.02. Financing                                  16
     Section 5.03. Authorization of Agreement                 16
     Section 5.04. Approvals                                  16
     Section 5.05. No Violation                               17
     Section 5.06. Litigation                                 17
     Section 5.07. Brokerage Agreements                       17
     Section 5.08. Accounts Receivable                        17

                           ARTICLE VI.
                           AGREEMENTS
     Section 6.01. Affirmative Covenants of the Seller        17
     Section 6.02. Negative Covenants of the Seller           18
     Section 6.03. Access                                     20
     Section 6.04. Appropriate Action; Consents; Filings      21
     Section 6.05. Pending and Upcoming Rate Proceedings.     22
     Section 6.06. Preparation and Filing of Tax Returns;
                   Payment of Taxes.                          22
     Section 6.07. Access to Information.                     24
     Section 6.08. Employees and Employee Benefit Plans       25
     Section 6.09. Working Capital Contribution               28
     Section 6.10. Intercompany Accounts; Post-Closing
                   Relationships; Closing Covenants           29

     Section 6.11. Estimated Purchase Price                   30
     Section 6.12. Determination of Final Purchase Price      30
     Section 6.13. Public Announcements                       31
     Section 6.14. Confidentiality                            31
     Section 6.15. Acquisition Proposals                      31

                           ARTICLE VII.
                    CONDITIONS TO THE CLOSING
     Section 7.01. Conditions to Obligations of Each Party    32
     Section 7.02. Conditions to Obligation of the Purchaser  32
     Section 7.03. Conditions to Obligation of the Seller     33

                           ARTICLE VIII.
                         INDEMNIFICATION
     Section 8.01. Survival of Representations, Warranties,
                   Covenants and Agreements                   34
     Section 8.02. General Indemnification                    34
     Section 8.03. Tax Indemnification and Audits             38
     Section 8.04. Section 338(h)(10) Elections               40

                           ARTICLE IX.
                           TERMINATION
     Section 9.01. Termination                                41
     Section 9.02. Effect of Termination; Nonconsummation     42
     Section 9.03. Fees and Expenses                          42

                           ARTICLE X.
                         MISCELLANEOUS
     Section 10.01. Notices                                   43
     Section 10.02. Headings; Cross References                43
     Section 10.03. Prior Agreements                          43
     Section 10.04. Amendment                                 43
     Section 10.05. Waiver                                    43
     Section 10.06. Further Actions                           44
     Section 10.07. Assignment                                44
     Section 10.08. Governing Law                             44
     Section 10.09. Counterparts                              44
     Section 10.10. Tranpache Partnership                     44

                            ANNEXES

     Annex A   _    Definitions
     Annex B   _    Transition Services

                      AGREEMENT OF MERGER


      THIS AGREEMENT OF MERGER (this "Agreement") is made and entered into on May 9, 1996, by and between TEJAS GAS
CORPORATION, a Delaware corporation (the "Purchaser"), and CENTRAL AND SOUTH WEST CORPORATION, a Delaware corporation (the "Seller").

                            RECITALS

      This Agreement contemplates a transaction in which the Purchaser will acquire all of the outstanding capital stock of Transok, Inc., an Oklahoma corporation and wholly-owned subsidiary of the Seller (the "Company"), for cash through a reverse subsidiary merger of a newly formed wholly-owned subsidiary of the Purchaser (the "Merger Subsidiary") with and into the Company. For federal and state income tax purposes, the parties will treat the reverse subsidiary merger as a sale of stock by the Seller to the Purchaser, and the Seller and the Purchaser will make a timely joint Code section 338(h)(10) election.

     NOW, THEREFORE, in consideration of the premises hereof, the mutual promises herein made, and the representations, warranties and covenants herein contained, the parties hereto agree as follows:

                        ARTICLE I.

                        DEFINITIONS

     Section 1.01. Definitions. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

     Section 1.02. Rules  of  Construction.   Unless  the   context
otherwise requires, as used in this Agreement:   a term  has  the
meaning ascribed to it; an accounting term not otherwise defined has the meaning ascribed to it in accordance with generally accepted accounting principles as in effect from time to time:
"or" is not exclusive; "including" means "including, without limitation;" and words in the singular include the plural and words in the plural include the singular.

                         ARTICLE II.

                       TERMS OF MERGER

     Section 2.01. Statutory  Merger.   Subject  to  the  terms  and
conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, the Merger Subsidiary shall merge with and into the Company (the "Merger"), at the Effective Time. The terms and conditions of the Merger and the mode of carrying the same into effect shall be as set forth in this Agreement. The Company shall be the corporation surviving
the  Merger.   Hereafter "Surviving Corporation" shall  mean  the
Company and "Constituent Corporations" shall mean the Company and the Merger Subsidiary.

     Section 2.02. Purchase Price.

          (a) The purchase price (the "Purchase Price") payable to the Seller pursuant to the Merger shall be an amount equal to $690,000,000; plus the amount by which the Working Capital of the Company as of the Closing exceeds zero or minus the amount by which the Working Capital of the Company as of the Closing is less than zero, as the case may be. As required by Section 6.09, Working Capital of the Company as of the Closing shall be zero.

          (b)       The Estimated Purchase Price, determined as provided in
Section 6.11, shall be paid by the Purchaser to the Seller by wire transfer of immediately available funds at the Closing and the Final Purchase Price shall be determined and paid as provided in Section 6.12.

     Section 2.03. Closing.   The Closing shall take  place  at  the
offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Dallas, Texas 75201 at 10:00 a.m. on May 31, 1996 or at such other place, time and date as the parties hereto may agree. The date on which the Closing occurs is referred to herein as the "Closing Date".

     Section 2.04. Actions at the Closing. At the Closing, upon fulfillment or waiver of the conditions precedent to the Closing set forth in Article VII, the Seller and the Purchaser shall cause the Constituent Corporations to file with the Secretary of State of the State of Oklahoma a certificate of merger (the "Certificate of Merger") containing the information required by
Section  1081(C)  of  the Oklahoma General Corporation  Act  (the
"OGCA") and executed and delivered in accordance with this Agreement and in accordance with the provisions of Section 1007 of  the OGCA, at which time the Merger will become effective (the
"Effective   Time"),   and    two   newly   formed   wholly-owned
subsidiaries of the Merger Subsidiary to merge with and into Transok Gas Company and Transok Gas Processing Company (each a Delaware corporation and wholly-owned subsidiary of the Company), respectively, pursuant to Section 251 of the Delaware General Corporation Law.

     Section 2.05. Effect of the Merger.

          (a) From and after the Effective Time, (i) for all purposes the separate corporate existence of the Merger Subsidiary shall cease and the Company, as the Surviving Corporation, shall possess all the rights, privileges, powers and franchises of a public nature as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations to the Merger; (ii) all and singular of the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations shall be vested in the Surviving Corporation; (iii) all property, rights, privileges, powers and franchises, and all and every other interest shall be as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate, vested by deed or otherwise, in any of the Constituent Corporations shall not revert or in any way be impaired by reason of the provisions of the OGCA, but all rights of creditors and all liens upon any property of any Constituent Corporation shall be preserved unimpaired; and (iv) all debts, liabilities and duties of each Constituent Corporation shall attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. The Merger shall have the effect set forth in the OGCA.

          (b)       The Surviving Corporation may, at any time after the
Effective   Time,  take  any  action  (including  executing   and
delivering any document) in the name and on behalf of either of the Constituent Corporations in order to carry out and effectuate the transactions contemplated by this Agreement.

          (c) The certificate of incorporation of the Surviving Corporation shall be amended and restated in the Merger at and as of the Effective Time to read as did the certificate of incorporation of the Merger Subsidiary immediately prior to the Effective Time (except that Article First of such certificate of incorporation shall read in full as follows: "The name of the corporation is Transok, Inc.").

          (d) The bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the bylaws of the Merger Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

          (e)       The directors and officers of the Merger Subsidiary
immediately  prior  to  the  Effective  Time  shall  become   the
directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

          (f)       The manner of converting the shares of each of the
Constituent  Corporations  into  shares  or  securities  of   the
Surviving Corporation or the cash, property or other rights which the holders of shares of such Constituent Corporations are to receive in exchange for or upon conversion of such shares is as follows:

             (i) At and as of the Effective Time, the outstanding shares of Common Stock of the Company shall be converted into the right to receive the Purchase Price.

            (ii) At and as of the Effective Time, each share of common stock, par value $100.00 per share, of the Merger Subsidiary shall be converted into one share of common stock, par value
$100.00 per share, of the Surviving Corporation.

                          ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF THE SELLER
                       AS TO THE SELLER

     Subject to the provisions of Sections 8.01 and 8.02, the Seller hereby represents and warrants as to itself to the Purchaser as follows:

     Section 3.01. Organization.   The Seller is a corporation  duly
incorporated, validly existing and in good standing under the Laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now conducted.

     Section 3.02. Authorization of Agreement. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Seller of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Seller. This Agreement has been duly executed and delivered by
the   Seller  and  (assuming  due  authorization,  execution  and delivery hereof by the other party hereto) constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

     Section 3.03. Approvals.  Except for the requirements  of   the
HSR  Act  and   those Laws, Regulations and Orders  noncompliance
with which could not reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or to have a Material Adverse Effect on the Company, no filing or registration with, no waiting period imposed by and no Permit or Order of, any Governmental
Authority  is  required  under  any  Law,  Regulation  or   Order
applicable  to  the  Seller  or  the  Company  or  any   of   its
subsidiaries to permit the Seller to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

     Section 3.04. No  Violation.   Assuming  effectuation  of  all
filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits and Orders of, Governmental Authorities indicated as required in
Section 3.03, neither the execution and delivery by the Seller of this Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the
Seller  of its obligations hereunder or thereunder will   violate
or  breach  the  terms  of  or cause a default  under   any  Law,
Regulation or Order applicable to the Seller,  the certificate of
incorporation  or  bylaws  of the  Seller  or   any  contract  or
agreement to which the Seller or any of its subsidiaries (other than the Company and its subsidiaries) is a party or by which it or any of its properties or assets is bound, or with the passage of time, the giving of notice or the taking of any action by a third party, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a material adverse effect upon the ability of the Seller to perform its obligations under this Agreement.

     Section 3.05. Litigation.    There  are  no  actions,   suits,
investigations or proceedings (including any proceedings in arbitration) pending, or, to the Knowledge of the Seller, threatened, against the Seller or any of its assets, at law or in equity, in any Court or before or by any Governmental Authority that could reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or the ability of the Seller to perform its obligations under this Agreement.

     Section 3.06. Brokerage Agreements. Neither the Seller, the Company nor any of the Company's subsidiaries has, directly or indirectly, entered into any agreement with any Person that would obligate the Company, any of its subsidiaries or the Purchaser to pay any commission, brokerage fee or "finder's fee" in connection with the transactions contemplated herein. The fees and expenses of Morgan Stanley & Co. Incorporated incurred in connection with the transactions contemplated hereby will be for the account of the Seller.


                          ARTICLE IV.

           REPRESENTATIONS AND WARRANTIES OF THE SELLER
                       AS TO THE COMPANY


     The Purchaser acknowledges that, prior to the execution of this Agreement, it has been afforded the opportunity to inspect  the  business  and  properties of  the  Company  and  to examine the records of the Company at its offices, and has been afforded access to all information in the
Company's possession requested by the Purchaser. THE PURCHASER FURTHER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN
ARTICLE III OR THIS ARTICLE IV, THE SELLER, ITS OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS HAVE MADE NO, AND THE SELLER HEREBY EXPRESSLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH
INFORMATION, AS TO TITLE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES TO ANY ASSETS, OR AS TO ANY OTHER INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO THE PURCHASER OR ITS REPRESENTATIVES OR AGENTS BY OR ON BEHALF OF THE SELLER.

      Subject  to  the  foregoing  and  to   the  provisions  of
Sections 8.01 and 8.02, the Seller represents and warrants as to the Company to the Purchaser as follows:

     Section 4.01. Organization and Qualification. The Company and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (which in the case of the Company is the State of Oklahoma), has all requisite corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to carry on its business as it is now conducted, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect on the Company. The names and jurisdictions of organization of each of the Company's subsidiaries are listed in
Section 4.01 of the Seller's Disclosure Letter.  Complete  copies
of   the  certificate  of  incorporation  and  bylaws  or   other
organizational  documents  of  the  Company  and  each   of   its
subsidiaries, as amended to the date hereof, have been made available to the Purchaser.

      Section 4.02. Capitalization.

          (a) The authorized capital stock of the Company consists solely of 95,000 shares of common stock, par value $100.00 per share ("Common Stock"), of which 92,186 shares (the "Stock") are issued and outstanding and owned beneficially and of record by the  Seller,  free  and clear of all Liens. No  other  shares  of
capital  stock  of  the Company are issued or outstanding.   Each
share of Stock has been validly issued and is fully paid and nonassessable. No shares of Stock have been issued in violation of any preemptive or similar rights of any past or present stockholder of the Company. None of the shares of capital stock of the Company or any other class of securities of the Company has been or is registered under the Securities Act or the Exchange Act.

          (b) No shares of Common Stock are reserved for issuance,
and,   except for  this  Agreement,  there  are  no   contracts,
agreements, commitments or arrangements obligating the Seller or the Company to offer, sell, issue or grant any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities that are convertible into or exchangeable for any shares of, capital stock of the Company, to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company or to grant any Lien on any shares of capital stock of the Company.

          (c)  The authorized, issued and outstanding capital stock
of,   or  other  equity  interests  in,  each  of  the  Company's subsidiaries and the names and addresses of the holders of record of the capital stock or other equity interests of each such subsidiary are set forth in Section 4.02(c) of the Seller's Disclosure Letter. The issued and outstanding shares of capital stock of, or other equity interests in, each of the subsidiaries of the Company that are owned by the Company or any of its subsidiaries  have been duly authorized and are  validly  issued,
and,   with  respect  to  capital  stock,  are  fully  paid   and
nonassessable, and were not issued in violation of any preemptive or similar rights of any past or present equity holder of such subsidiary. All such issued and outstanding shares, or other equity interests, that are indicated as owned by the Company or one of its subsidiaries in Section 4.02(c) of the Seller's Disclosure Letter are owned beneficially as set forth therein and free and clear of all Liens. No shares of capital stock of, or other equity interests in, any subsidiary of the Company are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company or any of its subsidiaries (i) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, any of the subsidiaries of the Company or (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the subsidiaries of the Company or (iii) to grant any Lien on any outstanding shares of capital stock of, or other equity interest in, any of the subsidiaries of the Company; provided, however, that certain terms and provisions of, and applicable law relating to, the partnership or joint venture agreements or arrangements listed in Section 4.02(c) of the Seller's Disclosure Letter may require the partnerships or joint ventures to which such agreements or arrangements relate or the partners or venturers therein to take certain actions not Material to the Company with respect to the equity interests in such partnerships and joint ventures contrary to clauses (i),
(ii) or (iii) above.

          (d)       Neither the Company nor any of its subsidiaries
  directly  or  indirectly  owns,   has  agreed  to  purchase  or
otherwise acquire or holds any interest convertible into or exchangeable or exercisable for the capital stock or other equity interests of any Person (other than the subsidiaries of the Company identified in Section 4.01 of the Seller's Disclosure
Letter).   Except for any contracts, agreements,  commitments  or
arrangements between the Company and its subsidiaries or between such subsidiaries or between the Company and its subsidiaries, on the one hand, and the Seller and its Affiliates (other than the Company and its Subsidiaries), on the other, that will be terminated at or prior to the Closing, there are no contracts,
agreements,   commitments  or  arrangements  of   any   character
(contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment from the Company or any of its subsidiaries based on, or calculated in accordance with, the revenues or earnings of the Company or any of its subsidiaries, except for payments not Material to the Company from the partnerships or joint ventures listed in Section 4.02(c) of the Seller's Disclosure Letter.

     Section 4.03. No  Violation.   Assuming  effectuation  of  all
filings and registrations with, the termination or expiration of any applicable waiting periods imposed by and receipt of all Permits and Orders of, Governmental Authorities indicated as required in Section 3.03, neither the execution and delivery by the Seller of this Agreement or any instrument required hereby to
be   executed  and  delivered  by  it  at  the  Closing  nor  the performance  by  the  Seller  of  its  obligations  hereunder  or
thereunder  will   violate or breach the  terms  of  or  cause  a
default  under   any Law, Regulation or Order applicable  to  the
Company   or  any  of  its  subsidiaries,   the  certificate   of
incorporation or bylaws or other organizational documents of the Company or any of its subsidiaries or any contract or agreement to which the Company or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, result in the creation or imposition of any Lien, other than any Permitted Encumbrance, on any of the properties or assets of the Company or any of its subsidiaries, result in the cancellation, forfeiture, revocation, suspension or adverse modification of any Permit owned or held by the Company or any of its subsidiaries or , with the passage of time, the giving of notice or the taking of any action by a third party, have any of the effects set forth in clause (a), (b) or (c) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a Material Adverse Effect on the Company.

     Section 4.04. Financial  Statements.   There is included  in
Section 4.04 of the Seller's Disclosure Letter a copy of the Consolidated Financial Statements, and such Consolidated Financial Statements fairly present the consolidated financial position of the Company as of the respective dates of the balance sheets included therein and the consolidated results of the operations of the Company for the fiscal years ended on such dates, all in conformity with GAAP throughout the periods involved. Except as set forth in the Seller's Disclosure Letter, there exist no liabilities or obligations of the Company that are Material to the Company, whether accrued, absolute, contingent or threatened, which would be required to be reflected, reserved for or disclosed under GAAP in the consolidated financial statements of the Company as of and for the period ended on the date of this representation and warranty, other than liabilities or obligations which are adequately reflected, reserved for or disclosed in the Consolidated Financial Statements, and liabilities or obligations incurred in the ordinary course of business of the Company since December 31, 1995.

     Section 4.05. No Material Adverse Effect; Conduct.

          (a) Since December 31, 1995, no event (other than any event that is of general application to all or a substantial portion of the Company's industry and other than any event that is expressly subject to any other representation or warranty contained in Articles III or IV) has, to the Knowledge of the Seller, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Company.

          (b) Except as disclosed in the Seller's Disclosure Letter, during the period from December 31, 1995 to the execution of this Agreement by the Seller, neither the Company nor any of its subsidiaries has engaged in any conduct that is proscribed during the period from the execution of this Agreement by the Seller to the Closing by subsections (a) through (j) of Section
6.02 or agreed in writing or otherwise during such period prior to the execution of this Agreement by the Seller to engage in any such conduct.

     Section 4.06. Title to Properties.

          (a) The Company or its subsidiaries, individually or together, have indefeasible title to all of the properties reflected in the Consolidated Balance Sheet, (other than the Pipeline Assets, as to which they have such title or interest as is sufficient to enable the Company and its subsidiaries to conduct their business as currently conducted without material interference, and other than any properties reflected in the Consolidated Balance Sheet that have been sold or otherwise disposed of since the date of the Consolidated Balance Sheet without breaching either Section 4.05(b) or Section 6.02(f) or are not, individually or in the aggregate, Material to the Company) free and clear of Liens, other than (x) Liens the existence of which is reflected in the Consolidated Financial Statements, (y) Permitted Encumbrances and (z) Liens that, individually  or  in  the  aggregate, are  not  Material  to  the
Company.  The  Company  or  its  subsidiaries,  individually   or
together, hold under valid lease agreements all real and personal properties reflected in the Consolidated Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to the operating leases to which reference is made in the notes to the Consolidated Financial Statements, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have terminated in the ordinary course of business since
the   date  of  the  Consolidated  Balance  Sheet  and  (ii)  any properties that, individually or in the aggregate, are not Material to the Company. Neither the Company nor any of its subsidiaries has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

          (b) Easements. Neither the Company nor any of its subsidiaries is in violation of the terms of any Easement except any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. All Easements that are Material to the Company are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current  operation  of  the  business  of  the  Company  and  its
subsidiaries.   There are no spatial gaps in the  Easements  that
could reasonably be expected to have a Material Adverse Effect on the Company, and all parts of the Pipeline Assets that are Material to the Company are located either on property owned in fee by the Company or a subsidiary of the Company or on property subject to an Easement in favor of the Company or a subsidiary of the Company.

     Section 4.07. Certain Obligations.

          (a) Except as set forth in Section 4.07(a) of the Seller's
Disclosure   Letter,  neither  the  Company  nor   any   of   its
subsidiaries is a party to or bound by any Material Contract. Except as set forth in Section 4.07(a) of the Seller's Disclosure Letter, all Material Contracts are in full force and effect, the Company or the subsidiary of the Company that is a party to or bound by such Material Contract has performed its obligations thereunder to date and, to the Knowledge of the Seller, each other party thereto has performed its obligations thereunder to date, other than any failure of a Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Material Adverse Effect on the
Company.   Each  of the Medium-Term Notes issued by  the  Company
pursuant to the Medium-Term Note Program identified in Section 4.07(a) of the Seller's Disclosure Letter conform in all material respects to the sample Medium-Term Note included in Section 4.07(a-l) of the Seller's Disclosure Letter.

          (b) Subject to Section 4.08(a), except for matters that could not reasonably be expected to have a Material Adverse Effect on the Company, no provision of any Law, Regulation or Order applicable to the Company or any of its subsidiaries would preclude the Company or any of its subsidiaries from charging and collecting, without the necessity for approvals of any Governmental Authority and without refund obligation, market based rates for storing, processing, purchasing, gathering or selling Hydrocarbons; would preclude the Company or any of its subsidiaries from constructing additions to, modifications of or interconnections with third parties with respect to, its transportation, storage, processing or gathering facilities; or
  could reasonably be expected to require the Company or any of its subsidiaries to make refunds of amounts collected for sales or services.

          (c) Except as set forth in Section 4.07(c) of the Seller's Disclosure Letter and for matters that could not reasonably be expected to have a Material Adverse Effect on the Company, none of the Company and its subsidiaries engages in any natural gas or other futures or options trading or is a party to any price
swaps,  hedges,  futures  or  similar  instruments,  except   for
transactions and agreements entered into primarily to hedge contracts for the purchase or sale of Hydrocarbons to which the Company or one of its subsidiaries is a party. Section 4.07(c) of the Seller's Disclosure Letter sets forth a true and correct statement of the position, as of the date hereof, of the Company and its subsidiaries with respect to obligations under Fixed
Price Contracts (including, with respect to each Fixed Price Contract, location of delivery and variations in the obligation to take or deliver) and related Hydrocarbon price swaps, hedges, futures or similar instruments to which the Company or any of its subsidiaries is a party and that are Material to the Company.

     Section 4.08. Regulation; Permits and Licenses.

          (a) The Company and its subsidiaries operate intrastate pipelines with Pipeline Assets located in the States of Texas, Oklahoma, and Louisiana. As such, the natural gas storage, transportation, and exchange services performed in interstate commerce by the Company and certain of its subsidiaries are subject to the provisions of either a limited jurisdiction certificate issued under the NGA or Section 311 of the NGPA
("Section 311") and the applicable Regulations of the FERC promulgated thereunder (including applicable facilities construction, rate authorization, reporting and refund requirements), as the provisions of such certificate, Section 311 and such Regulations may be interpreted, amended or modified from time to time pursuant to Orders of the FERC or of any Court. Under such Laws and Regulations, the Company and certain of its subsidiaries are authorized to charge market based rates for
Section 311 storage services and are authorized to charge various maximum rates for Section 311 transportation and exchange services. Except as set forth in Section 4.08(a) of the Seller's Disclosure Letter, the rates for services collected pursuant to such rate authorizations are not being collected subject to refund. In addition, sales for resale of natural gas in interstate commerce made by the Company or its subsidiaries of natural gas that is produced from reserves owned by a party other than such seller are made pursuant to Section 311 and the applicable Regulations thereunder or the terms and conditions of a blanket sales certificate authorization issued by the FERC under the NGA, as such authorization may be amended, modified or interpreted from time to time pursuant to Orders of the FERC or of any Court. Intrastate transportation, exchange, storage, gathering, and pipeline sales services performed by the Company and its subsidiaries may be subject to certain facilities construction, rate, reporting and prior authorization requirements applicable under the Laws of the States of Texas, Oklahoma, and Louisiana, and Regulations promulgated thereunder by the TRC, the OCC and the LCC, respectively, as such Regulations may be amended, modified and interpreted by the respective Governmental Authorities or the Courts.

          (b) To the Knowledge of the Seller, the Company and its subsidiaries have obtained all Permits, including all certificates of public convenience and necessity and rate authorizations required by the LCC and by the FERC, as are necessary to carry on their businesses as currently conducted, except for any such Permits that the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. Such Permits are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Company and, to the Knowledge of the Seller, no suspension, revocation or cancellation thereof has been threatened.

          (c) Neither the Company nor any subsidiary of the Company is subject to the jurisdiction of the FERC under the NGA, except pursuant to Sections 284.121 through 284.126 of the FERC's regulations, 18 C.F.R. 284.121 through 284.126 (1995), Section
284.142  of  the FERC's regulations, 18 C.F.R.,  284.142  (1995), and pursuant to a limited jurisdiction blanket certificate issued under Section 284.227 of the FERC's regulations, 18 C.F.R.
284.227 (1994). The Company and its subsidiaries have engaged in no activities which would subject them, their activities, or their facilities to the NGA jurisdiction of the FERC. All of the Company's and its subsidiaries' facilities used to transport natural gas are non-jurisdictional intrastate transmission or "gathering" facilities within the meaning of the NGA and/or NGPA, and, except as set forth in the first sentence of this Section 4.08(c), neither the Company nor any of its subsidiaries has or is engaged in the interstate transmission of gas through any of
its  facilities.   The  Company's and each of  its  subsidiaries'
representations  concerning  the  jurisdictional  status  of  its facilities  and  operations made to natural  gas  purchasers  and
interstate or intrastate pipelines in order to effect  sales   or
to   facilitate  transportation  transactions  (whether  for  the
Company, its subsidiaries or any third parties) have been and, through the Closing, are true and correct in all Material respects, and the Company and its subsidiaries have complied in all Material respects with the terms and conditions of such sales, transportation or interconnect or similar arrangements (including "on behalf of" certificates). Neither the Company nor any of its subsidiaries has violated, and neither has received
notification  from  any  Governmental  Authority  that   it   has
violated, the NGA, the NGPA, or any other Law concerning the transmission and sale of natural gas or the conduct of gathering, treating, processing, and compression activities associated with natural gas, except for any violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

     Section 4.09. Litigation; Compliance with Laws. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the
Seller,   threatened  against  the  Company   or   any   of   its
subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority (excluding any rulemaking or similar proceedings of general applicability and any appeal or petition for review related thereto), except actions, suits or proceedings
that   are  set  forth  in Section 4.09 or Section  4.12  of  the
Seller's Disclosure Letter or , individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 4.09 of the Seller's Disclosure Letter, the Company and its subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Company or any of its subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

     Section 4.10. Taxes.

          (a) Except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Company, all returns and reports of or with respect to any Tax which are required to be filed by or with respect to the Company or any of its subsidiaries ("Tax Returns") on or before the Closing Date have been or will be timely filed, all Taxes which are shown to be due on such Tax Returns on or before the Closing Date have been or will be timely paid in full, all withholding Tax requirements imposed on or with respect to the Company or any of its subsidiaries have been or will be satisfied in full in all respects and no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

          (b) Except as set forth in Section 4.10(b) of the Seller's Disclosure Letter, all Tax Returns have been audited by the applicable Governmental Authority or the applicable statute of limitations has expired for the period covered by such Tax Returns.

          (c) Except as set forth in Section 4.10(c) of the Seller's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any Tax Return.

          (d) There is no claim against the Company or any of its subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return that could reasonably be expected to have a Material Adverse Effect on the Company.

          (e) Except as set forth in Section 4.10(e) of the Seller's Disclosure Letter, none of the Company and its subsidiaries, during the last ten years, has been a member of an affiliated group filing a consolidated federal income Tax Return (other than the Seller's Group).

     Section 4.11.  Employee Benefit Plans.

          (a) Each Benefit Plan is listed in Section 4.11(a) of the Seller's Disclosure Letter. True and correct copies of each of
the  following  have been made available to the Purchaser:    the
most  recent  annual report (Form 5500) relating to each  Benefit
Plan  filed  with  the IRS,  each such Benefit Plan,   the  trust
agreement, if any, relating to each such Benefit Plan, the most recent summary plan description for each such Benefit Plan for which a summary plan description is required by ERISA, the most recent actuarial report or valuation relating to each such Benefit Plan subject to Title IV of ERISA and the most recent determination letter, if any, issued by the IRS with respect to any such Benefit Plan qualified under Section 401 of the Code.

          (b) With respect to the Benefit Plans, no event has occurred and, to the Knowledge of the Seller, there exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Company.

          (c) As to any Benefit Plan intended to be qualified under
Section 401 of the Code, such Benefit Plan satisfies in form the requirements of such Section and there has been no termination or partial termination of such Benefit Plan within the meaning of
Section 411(d)(3) of the Code.

          (d) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Seller, threatened against, or with respect to, any of the Benefit Plans or their assets.

          (e) All contributions required to be made to the Benefit Plans pursuant to their terms and provisions have been made timely.

          (f) As to any Benefit Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no notice of intent to terminate the Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Benefit Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred (other than with respect to required premium payments).

          (g) In connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made under the Benefit Plans or any of the programs, agreements, policies or other arrangements described in Section 4.11(i) of the Seller's Disclosure Letter which, in the aggregate, would be nondeductible under Section 280G of the Code.

          (h) No collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. There is no pending or, to the Knowledge of the Seller, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries which could reasonably be expected to interfere with
the   business  activities  of  the  Company  or   any   of   its
subsidiaries.   To  the  Knowledge of the  Seller,  none  of  the
Company, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or its subsidiaries, and there is no pending or, to the Knowledge of the Seller, threatened charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable state agency.

          (i) Except as set forth in Section 4.11(i) of the Seller's
Disclosure   Letter,  neither  the  Company  nor   any   of   its
subsidiaries is a party to or is bound by any severance agreements, programs or policies. True and correct copies of all employment agreements with officers of the Company and its subsidiaries, and all vacation, overtime and other compensation policies of the Company and its subsidiaries relating to their employees have been made available to the Purchaser. Except as set forth in Section 4.11(i) of the Seller's Disclosure Letter, there are no (x) agreements with consultants of the Company and
its   subsidiaries  obligating  the  Company  or   any   of   its
subsidiaries to make cash payments in an amount exceeding $150,000 or (y) noncompetition agreements with the Company or any of its subsidiaries executed by officers of the Company.

          (j) Except as set forth in Section 4.11(j) of the Seller's Disclosure Letter, no Benefit Plan provides retiree medical or
retiree  life insurance benefits to any Person and   neither  the
Company nor any of its subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

          (k) Neither the Company nor any of its subsidiaries contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (l) The Company's vacation policy does not provide for carryover vacation from one calendar year to the next.

     Section 4.12. Environmental  Matters.   Except   for   matters
disclosed in Section 4.12 of the Seller's Disclosure Letter and except for matters that, individually or in the aggregate, would
not   have  a  Material  Adverse  Effect  on  the  Company,   the
properties, operations and activities of the Company and its subsidiaries are in compliance with all applicable Environmental
Laws;   the  Company and its subsidiaries and the properties  and
operations of the Company and its subsidiaries are not subject to any existing, pending or, to the Knowledge of the Seller, threatened action, suit, investigation, inquiry or proceeding by
or   before  any  Court  or  Governmental  Authority  under   any
Environmental Law; all Permits, if any, required to be obtained or filed by the Company or any of its subsidiaries under any Environmental Law in connection with the business of the Company and its subsidiaries have been obtained or filed and are valid
and  currently  in  full force and effect;   there  has  been  no
release of any hazardous substance, pollutant or contaminant into the environment by the Company or its subsidiaries or in connection with their properties or operations; and the Company and its subsidiaries have made available to the Purchaser all internal and external environmental audits and studies and all correspondence on substantial environmental matters in each case relevant to the Company or any of its subsidiaries and known by the Seller, or which the Seller should have known, to be in the possession of the Company or its subsidiaries.

      Section 4.13. Patents, Trademarks. Section 4.13 of the Seller's Disclosure Letter sets forth all patents, trademarks, service
marks,   trade   names  and  copyrights  and  registrations   and
applications for any thereof, domestic or foreign, owned by or registered in the name of the Company or one of its subsidiaries or  in  which the Company or its subsidiaries has any rights  and
which   are  Material  to  the  Company.   The  Company  or   its
subsidiaries own or hold licenses under such patents, trademarks, service marks, trade names and copyrights as are necessary for the conduct of its business as currently conducted except for licenses which the failure to own or hold could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries is currently in receipt of any notice of infringement or notice of conflict with the asserted rights of others in any patents, trademarks, service marks, trade names and copyrights owned or held by other Persons, except, in each case, for matters that could not reasonably be expected to have a Material Adverse Effect on the Company.

     Section 4.14. Insurance.    Section  4.14  of   the   Seller's
Disclosure Letter sets forth all insurance policies held by the Company and its subsidiaries that are Material to the Company.
To the Knowledge of the Seller, all such policies are in full force and effect and all premiums due thereon have been paid.

     Section 4.15. Public Utility. The Company is not a "holding company," or a "public utility company," as such terms are defined in the Holding Company Act and the rules and regulations thereunder; it is, however, a "subsidiary company" of a "holding company," and an "affiliate" of a "holding company," as such terms are defined in the Holding Company Act and the rules and regulations thereunder. The Seller has taken no action that, and no relationship between the Seller and its Affiliates existing prior to the Closing, will cause the Company to continue to be a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" after the Closing within the meaning of the Holding Company Act and the rules and regulations thereunder.

     Section 4.16. Minute Books. The minute books of the Company and its subsidiaries which have been made available to the Purchaser for review constitute all of the Company's and its subsidiaries' minute books and contain a complete and accurate record of all
resolutions  and  formal  actions  of  the  Company's   and   its
subsidiaries' stockholders and directors (and any committees thereof), in each case, in their respective capacities as such.

     Section 4.17. Powers of Attorney. No Persons hold powers of attorney for the Company or its subsidiaries except for revocable limited powers of attorney granted in connection with ad valorem, franchise and other state and local taxes or other routine business matters.

     Section 4.18. Intercompany  Transactions.    Except   as   may
otherwise be required by Sections 6.09 and 6.10, since December 31, 1995, all Material intercompany transactions between the Company and its subsidiaries, on the one hand, and the Seller and its Affiliates (other than the Company and its subsidiaries), on the other, including charges for factoring accounts receivable, interest, administrative and overhead services, transporting Hydrocarbons and sales of Hydrocarbons, have been made on terms consistent in all material respects with, and accounted for by the Company and its subsidiaries consistent with, transactions of a  similar nature occurring during the periods reflected  in  the
Consolidated   Financial  Statements.   The   Company   and   its
subsidiaries have not guaranteed, or provided collateral, surety, or credit support for, any obligations of the Seller and its Affiliates (other than the Company and its subsidiaries) to third parties, except such that will be released at the Closing.

     Section 4.19. Accounts  Receivable.   The  accounts  receivable
included in current accounts of the Company comprising part of the Working Capital of the Company arise from, in all material respects, sales made or services rendered in the ordinary course of business, are not subject to any material Lien (except Liens to be released at or prior to the Closing), are not subject to any material conditions that would preclude the sale thereof by the Company (except any such condition to be satisfied or released at or prior to Closing) and are collectible in the ordinary course of business, except as reflected in the reserve for doubtful accounts included in the Working Capital of the Company as of the Closing.

     Section 4.20. Gas  Balancing.  Except as set forth  in  Section
4.09 of the Seller's Disclosure Letter, to the Knowledge of the Seller, since December 31, 1995 no claim has been asserted against the Company or any of its subsidiaries relating to any Material gas balancing liabilities.

                          ARTICLE V.

              REPRESENTATIONS AND WARRANTIES OF
                        THE PURCHASER

      Subject to the provisions of Sections 8.01 and 8.02, the Purchaser represents and warrants to the Seller as follows:

     Section 5.01. Organization and Good Standing. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

     Section 5.02. Financing.   The Purchaser has  available  to  it
internal funds that are otherwise uncommitted and funds  that  it
can   acquire  through  borrowings  from  nationally   recognized
financial institutions, which borrowings are the subject of firm commitments from such institutions obtained for the purposes of this Agreement, and such funds are, in the aggregate, sufficient to enable the Purchaser to pay the Estimated Purchase Price of the Stock in full, together with all costs and expenses related thereto, and otherwise to perform its obligations under this Agreement.

     Section 5.03. Authorization of Agreement. The Purchaser has all requisite corporate power and authority to enter into this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, and the performance of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite corporate action on the part
of  the  Purchaser.   This Agreement has been duly  executed  and
delivered  by  the  Purchaser  and (assuming  due  authorization,
execution  and  delivery  hereof  by  the  other  party   hereto)
constitutes  a  legal,  valid  and  binding  obligation  of   the
Purchaser,  enforceable against the Purchaser in accordance  with its  terms, except as the same may be limited by legal principles
of   general   applicability  governing   the   application   and
availability of equitable remedies.

     Section 5.04. Approvals. Except for the requirements of the HSR Act and those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a material adverse effect on the Purchaser's ability to perform this Agreement, no filing or registration with, no waiting period imposed by and no Permit or Order of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Purchaser to permit the Purchaser to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

     Section 5.05. No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of all waiting periods imposed by and receipt of all Permits and Orders of, Governmental Authorities indicated as required in Section 5.04, neither the execution and delivery by the Purchaser of this Agreement or any instrument required hereby to be executed and delivered  by  it  at  the  Closing nor the  performance  by  the
Purchaser  of  its  obligations  hereunder  or  thereunder   will
  violate  or breach the terms of or cause a default  under   any
Law,  Regulation  or  Order applicable  to  the  Purchaser,   the
charter or bylaws of the Purchaser or any contract or agreement to which the Purchaser is a party or by which it or any of its properties or assets is bound, or , with the passage of time or the giving of notice or the taking of any action by a third party, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a material adverse effect upon the ability of the Purchaser to perform its obligations under this Agreement.

     Section 5.06. Litigation. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending, or, to the Knowledge of the Purchaser, threatened, against the Purchaser or any of its assets, at law or in equity, in any Court or before or by any Governmental Authority that could reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or the ability of the Purchaser to perform its obligations under this Agreement.

     Section 5.07. Brokerage Agreements. Neither the Purchaser nor any of its subsidiaries has, directly or indirectly, entered into any agreement with any Person that would obligate the Seller, the
Company  or  any  of  the  Company's  subsidiaries  to  pay   any
commission, brokerage fee or "finder's fee" in connection with the transactions contemplated herein.


     Section 5.08. Accounts Receivable. The reserve for doubtful accounts included in the Working Capital of the Company as of the Closing does not exceed the amount of receivables of the Company comprising part of the Working Capital of the Company as of the Closing that is not collectible (it being understood and agreed
that  this  representation  is  intended  solely  to  provide   a
mechanism pursuant to which the Purchaser will rebate to the Seller, pursuant to Section 8.02, the excess of receivables actually collected over the amount credited to the Seller for such receivables pursuant to Section 6.09(c) in computing the Final Purchase Price).


                         ARTICLE VI.

                         AGREEMENTS

     Section 6.01. Affirmative Covenants of the Seller.   Except  as
expressly contemplated by this Agreement or consented to in writing by the Purchaser (which consent shall not be unreasonably withheld), the Seller will, during the period from the execution of this Agreement by the Seller to the Closing, cause the Company and its subsidiaries:

          (a) to operate their businesses in all material respects in the usual and ordinary course consistent with past practices;

          (b) to use all reasonable efforts to preserve substantially intact their business organizations, maintain the rights and franchises that are Material to the Company, retain the services of their officers and maintain the relationships with the customers and suppliers that are Material to the Company;

          (c) to maintain and keep the properties and assets that are Material to the Company in as good repair and condition as on the date of this Agreement, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with their customary business practices;

          (d) to use all commercially reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that set forth in Section 4.14 of the Seller's
Disclosure Letter; and

          (e) to comply in all material respects with all applicable Laws, Regulations and Orders.

     Section 6.02. Negative Covenants of the Seller. Except as (i) expressly contemplated by this Agreement, (ii) required by the partnership or joint venture agreements or arrangements listed in
Section 4.02(c) of the Seller's Disclosure Letter with respect to the business, condition (financial or otherwise), operations, performance or properties of the partnerships and joint ventures created thereby, or (iii) as otherwise consented to in writing by the Purchaser (which consent shall not be unreasonably withheld), the Seller will not, from the execution of this Agreement by the Seller until the Closing, permit the Company or any of its subsidiaries:

          (a)  (i)      to increase in any material respect the
compensation payable to or to become payable to any director or executive officer, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice; to grant in any material respect any severance or termination pay (other than pursuant to the normal severance policy of the Company and its subsidiaries as in effect on the date of this Agreement) to, or to enter into or to amend any employment or severance agreement with, any director, officer or employee; or to establish, adopt or enter into any Benefit Plan;

          (b) to declare or to pay any dividend on, or to make any other distribution in respect of, outstanding shares of capital stock or other equity interests, except for dividends or any other distributions by a wholly-owned subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company
or   as  disclosed in Section 6.02(b) of the Seller's  Disclosure
Letter;

          (c) (i) to redeem, purchase or acquire, or to offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in (other than any such acquisition by the Company or any of its wholly-owned subsidiaries directly from any wholly-owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries; to effect any reorganization or recapitalization; or to split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or any of its subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests;

          (d) (i) to offer, sell, issue or grant, or authorize the offering, sale, issuance or grant, of any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity
interests  in,  the  Company or any of its subsidiaries;  or   to
grant any Lien with respect to any shares of capital stock of, or other equity interests in, any subsidiary of the Company;

          (e) to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice), the aggregate purchase prices for which exceeds $3,000,000;

          (f) to sell, lease, exchange or otherwise dispose of, or to grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Company or any of its subsidiaries that are Material to the Company, except for dispositions of assets (up to an aggregate fair market value of $3,000,000) and inventories in the ordinary course of business and consistent with past practice;

          (g) to adopt any amendments to its charter or bylaws or other organizational documents that would alter the terms of its capital stock or other equity interests or would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement;

          (h) (i) to change any of its policies or practices related to business transactions between the Company and its subsidiaries, on  the  one hand, and the Seller and its Affiliates (other  than the  Company and its subsidiaries), on the other hand,  to change any  of its methods of accounting in effect at December 31, 1995,
except  as  may  be  required to comply with GAAP,   to  make  or
rescind any election relating to Taxes, to settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the cost to the Company and its subsidiaries of such settlements or compromises, individually or in the aggregate, does not exceed $500,000), or to change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1994, except, in each case, as may be required by Law and except, in the cases of clauses (i), (ii) (iii) and (v), for matters that could not reasonably be expected to have a Material Adverse Effect on the Company;

          (i) to incur any obligations for borrowed money or purchase money indebtedness that are Material to the Company, whether or not evidenced by a note, bond, debenture or similar instrument, except obligations to the Seller and its Affiliates which, in the case of obligations to the Seller and its Affiliates other than the Company and its subsidiaries, will be forgiven or otherwise satisfied at the Closing in accordance with Sections 6.09 and 6.10;

          (j) to enter into any arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) which is Material to the Company and that is
substantially   more   restrictive  on  the   Company   and   its
subsidiaries or substantially less advantageous to the Company and its subsidiaries than arrangements, agreements or contracts existing on the date hereof;

          (k) to enter into any (i) new Hydrocarbons purchase contract or Hydrocarbons sale contract or amend or modify any such contract now in existence, which contract, amendment or modification is Material to the Company or (ii) Fixed Price Contract;

          (l) to enter into any new Hydrocarbons transportation, gathering, compression or dehydration contract or amend or modify any such contract now in existence, which contract, amendment or modification is Material to the Company;

          (m) to enter into any new Hydrocarbons storage contract or Hydrocarbons processing contract or amend or modify any such
contract   now   in  existence,  which  contract   amendment   or
modification is Material to the Company;

          (n) to initiate any proceeding before the OCC, the LCC, the TRC, the FERC or any other federal or state regulatory agency, which proceeding could reasonably be expected to have a Material
Adverse Effect on the Company; or

          (o) to agree in writing or otherwise to do any of the foregoing.

     Section 6.03.  Access.

          (a) From the execution of this Agreement by the Seller until the Closing, the Seller shall cause the Company and its
subsidiaries    to  afford  the  Purchaser  and   its   officers,
directors,  employees, accountants, consultants,  legal  counsel,
agents   and   other  representatives,  including   environmental
engineers   (collectively,  the  "Purchaser's  Representatives"),
reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and to furnish promptly to the Purchaser and the Purchaser's Representatives such information concerning the business, properties, contracts, records and
personnel   of  the  Company  and  its  subsidiaries   (including
financial, operating and other data and information) as may be reasonably requested, from time to time, by the Purchaser.

          (b) Notwithstanding the foregoing provisions of this Section, the Seller shall not be required to cause the Company or any of its subsidiaries to grant access or furnish information to the Purchaser or any of the Purchaser's Representatives to the extent that such information is subject to an attorney/client or attorney work product privilege or that such access or the furnishing of such information is prohibited by Law or by a valid and binding confidentiality agreement with a third party; provided, however, that, in the latter instance, if so requested by the Purchaser, the Seller will use all commercially reasonable efforts to obtain from such third party a waiver of such prohibition.

          (c) The information received pursuant to this Section shall be deemed to be "Evaluation Material" for purposes of the Confidentiality Agreement.

     Section 6.04. Appropriate Action; Consents; Filings.

          (a) The Seller and the Purchaser shall each use, and shall
cause   each  of  their  respective  subsidiaries  to  use,   all
commercially reasonable efforts to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, to obtain from any Governmental Authorities any Licenses, Permits or Orders required to be obtained by the Purchaser or the Seller or any of their subsidiaries in connection with the authorization, execution and
delivery   of  this  Agreement  and  the  performance  of   their
obligations  hereunder,   to  make  all  necessary  filings,  and
thereafter to make promptly any other required submissions,  with
respect  to  this Agreement required under  the HSR Act  or   any
other applicable Law, Regulation or Order; provided, however, that the Purchaser and the Seller shall cooperate with each other in connection with the making of all such filings and in supplying any information requested supplementally or by second request from any Governmental Authority. The Purchaser and the Seller shall request early termination of the waiting period under the HSR Act with respect to the transactions contemplated hereby.

          (b) The Purchaser and the Seller agree to cooperate and to cause their respective subsidiaries to cooperate with respect to, and  agree  to use all commercially reasonable efforts vigorously to contest and resist and to have vacated, lifted, reversed or overturned, any action, including legislative, administrative or
judicial   action,   including  any  Order  (whether   temporary,
preliminary or permanent) of any Governmental Authority, that  is
in   effect  and  that  restricts,  prevents  or  prohibits   the
consummation of the transactions contemplated by this Agreement. Each of the Purchaser and the Seller also agree to take any and all commercially reasonable actions that may be required by any Governmental Authority as a condition to the granting of any Permit or Order required in order to permit the consummation of the transactions contemplated hereby or as may be required to vacate, lift, reverse or overturn any administrative or judicial action that would otherwise cause any condition to the Closing not to be satisfied; provided, however, that in no event shall the Seller take any action that could reasonably be expected to have a Material Adverse Effect on the Company and in no event shall either party be required to take any action that could reasonably be expected to have a Material Adverse Effect on such party or to result in a breach of this Agreement.

          (c) Each of the Seller and the Purchaser shall use, and shall cause its subsidiaries to use, all commercially reasonable efforts to obtain from all Persons (other than Governmental Authorities) all consents that are necessary, proper or advisable or otherwise required under any contracts, licenses, leases, Easements, or other agreements to which the Seller or the Purchaser or any of its subsidiaries is a party or by which it is bound, in order to permit the Seller or the Purchaser, as the case may be, to perform its obligations hereunder.

          (d) If any party shall fail to obtain any third party consent described in subsection (c) of this Section, such party shall use all commercially reasonable efforts, and shall take any such actions reasonably requested by the other party, to limit the adverse effect upon the Seller and the Purchaser, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Closing, from the failure to obtain such consent.

          (e) Each of the Purchaser and the Seller shall promptly notify the other of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) from or by any Governmental Authorities with respect to the transactions contemplated hereby or the institution or the threat of litigation involving this Agreement or the transactions contemplated hereby.

     Section 6.05. Pending and Upcoming Rate Proceedings. The Company and its subsidiaries currently have pending rate proceedings in FERC Docket Nos. PR96-2 (Traditional System), PR96-7 (Anadarko System) and TRC Docket No. 8457 with respect to transportation service under Section 311. From the execution of this Agreement by the Seller until the Closing, the Seller shall cause the Company and its subsidiaries to use all commercially reasonable efforts to obtain approval for the maximum rates requested in such proceedings and to prevail in such litigation. Notwithstanding the foregoing, the Seller reserves the right to permit the Company and its subsidiaries to agree with the appropriate Governmental Authorities or other parties, at any time prior to the Closing, to settle all or any part of the issues in such proceedings or litigation, including any issues regarding the appropriate maximum rate, fuel component, rate of return or other cost of service or rate design aspect, when in the sole judgment of the Company or such subsidiary, such action is in the best interests of the Company or such subsidiary and could not reasonably be expected to have a Material Adverse Effect on the Company.

     Section 6.06 Preparation and Filing of Tax Returns; Payment of
Taxes.

          (a) With respect to each Tax Return covering a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date for, by or with respect to the Company or any subsidiary of the Company (other than the Tax Returns described in subsection (c) of this Section), the Seller shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all items of income, gain, loss, deduction and credit or other items (collectively "Tax Items") required to be included therein, and shall deliver the original of such Tax Return to the Purchaser at least thirty (30) days prior to the due date (including extensions) of such Tax Return. If the amount of the Tax shown to be due on such Tax Return exceeds the amount of the Closing Date Tax Accrual for such Tax, the Seller shall pay to the Purchaser the amount of such excess not less than five (5) days prior to the due date of such Tax
Return. If the amount of the Tax shown to be due on such Tax Return is less than the amount of the Closing Date Tax Accrual for such Tax, the Purchaser shall pay to the Seller the amount of such difference not less than five (5) days prior to the due date of such Tax Return. The Purchaser shall cause the Company or the respective subsidiary to file timely such Tax Return with the appropriate taxing authority and to pay the amount of Taxes shown to be due on such Tax Return.

          (b) With respect to each Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date for, by or with respect to the Company or any subsidiary of the Company (other than the Tax Returns described in subsection
(c) of this Section), the Purchaser shall cause such Tax Return to be prepared and shall cause to be included in such Tax Return all Tax Items required to be included therein. The Purchaser shall determine, subject to verification by the Seller, the portion, if any, of the Tax due with respect to the period covered by such Tax Return which is attributable to the Company or the respective subsidiary for a Pre-Closing Taxable Period. The determination of the portion of such Tax that is attributable to the Pre-Closing Period shall be based, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, on the actual activities, taxable income or taxable loss of the Company and its subsidiaries during the Pre-Closing Period and Post-Closing Period. At least thirty (30) days prior to the due date (including extensions) of such Tax Return, the Purchaser shall deliver to the Seller a copy of such Tax Return. If the amount of Tax attributable to the Pre-Closing Taxable Period exceeds the amount of the Closing Date Tax Accrual for such Tax, the Seller shall pay to the Purchaser the amount of such excess Tax not less than five (5) days prior to the due date of such Tax Return. If the amount of Tax attributable to the Pre-Closing Taxable Period is less than the amount of the Closing Date Tax Accrual for such Tax, the Purchaser shall pay to the Seller the amount of such difference not less than five (5) days prior to the due date of such Tax Return. The Purchaser shall cause the Company or the respective subsidiary to file timely such Tax Return with the appropriate taxing authority and to pay timely the amount of Taxes shown to be due on such Tax Return. For purposes of this subsection, (i) any Texas franchise Tax imposed on the Taxable Earned Surplus of the Company or any of its subsidiaries which is determined with reference to the federal taxable income of the Company or any of its subsidiaries for the period up to and including the Closing Date shall be treated as attributable to a Pre-Closing Taxable Period, and (ii) any state income or franchise Tax (other than Texas franchise
Tax) which is imposed on the Company or any of its subsidiaries in a Post-Closing Taxable Period and is determined by reference to federal taxable income of a Pre-Closing Taxable Period of the
Company   or  any  of  its  subsidiaries  shall  be  treated   as
attributable to a Pre-Closing Taxable Period.

          (c) The Seller shall cause to be included in the consolidated federal income Tax Returns (and the state income Tax Returns of any state in which the Seller files consolidated, combined or unitary income Tax Returns) of the Seller's Group for all periods ending on or before or which include the Closing Date, all Tax Items of the Company and its subsidiaries which are required to be included therein, shall file timely all such Tax Returns with the appropriate taxing authorities and shall pay timely all Taxes due with respect to the periods covered by such Tax Returns.

          (d) The Seller shall be responsible for the payment of all state and local transfer, sales, use or other similar taxes resulting from the transactions contemplated by this Agreement.

          (e) From time to time prior to the Closing Date, the Seller shall have the right to cause the Company or any of its subsidiaries to pay to the IRS or the applicable state taxing authority (or to the Seller or another member of the Seller's Group as agent for the payment of such Tax) such amounts on
account  of  the  Company's  and  the  subsidiaries'  shares   of
consolidated federal income Tax liability and any consolidated, combined or unitary state income Tax liability of the Seller's Group for the 1996 taxable year as are consistent with any tax sharing agreements, arrangements, policies or guidelines ("Tax Sharing Agreements") that may exist between the Company or any subsidiary of the Company, on the one hand, and the Seller or any
other  Affiliate  of  the Seller, on the  other.   All  such  Tax
Sharing Agreements will be terminated and any obligations to make payments under them shall be canceled as of the Closing Date.
Any and all payments then remaining due under those Tax Sharing Agreements shall be made prior to their termination.

     Section 6.07. Access to Information.   From  and  after  the
Closing:

          (a) The Seller and each member of the Seller's Group shall
grant  to  the  Purchaser  (or  its  designees)  access  at   all
reasonable  times  to all of the information, books  and  records
relating   to  the  Company  and  its  subsidiaries  within   the
possession  of  the  Seller or any member of the  Seller's  Group
(including   work   papers   and   correspondence   with   taxing
authorities),  and  shall  afford  to  the  Purchaser   (or   its
designees) the right (at the Purchaser's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit the Purchaser or any of its Affiliates (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, to fulfill an obligation to any Governmental Authority imposed by Law, Regulation or Order and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Agreement.

          (b) The Purchaser shall grant or cause the Company and its subsidiaries to grant to the Seller or any of its Affiliates (or its designees) access at all reasonable times to all of the information, books and records relating to the Company and its subsidiaries within the possession of the Purchaser, the Company or its subsidiaries (including work papers and correspondence with taxing authorities), and shall afford to the Seller (or its designees) the right (at the Seller's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit the Seller (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, to fulfill an obligation to any Governmental Authority imposed by Law, Regulation or Order and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Agreement or otherwise.

          (c) Each of the parties hereto will preserve and retain all schedules, work papers and other documents relating to any Tax Returns of or with respect to the Company or any of its subsidiaries or to any claims, audits or other proceedings affecting the Company or any of its subsidiaries until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period, and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.

          (d) Notwithstanding the foregoing provisions of this Section, neither party hereto shall be required to grant or cause to be granted to the other access to information, books and records or to furnish extracts or copies thereof if such information, books and records also include information regarding such party or any of its Affiliates. In such circumstances, such party shall either provide appropriately detailed summaries of the information contained therein or , in providing extracts or copies thereof, redact the information relating to such party or its Affiliates.

     Section 6.08.  Employees and Employee Benefit Plans.

          (a) Effective as of the Closing, the Seller shall cause the Company to withdraw as a participating employer from all Benefit
Plans other than any Benefit Plans as to which the Company is the sole sponsoring entity.

          (b) Effective as of the Closing, the Seller shall cause each employee of the Company on the Closing Date (the "Continuing Employees") who is a participant in the Central and South West System Pension Plan (the "CSW Pension Plan") on the Closing Date to become 100% vested in his accrued benefit under the CSW Pension Plan as of the Closing and shall cause the accrued benefits of the Continuing Employees under the CSW Pension Plan to be distributed to such Continuing Employees pursuant to the terms and provisions of the CSW Pension Plan as if the Continuing Employees had terminated employment for purposes of the CSW Pension Plan as of the Closing. Effective as of the Closing, the Purchaser shall take all action necessary and appropriate to extend coverage under a new or existing defined benefit pension plan (the "Purchaser's Pension Plan") qualified under section 401(a) of the Code to the Continuing Employees who were participants in the CSW Pension Plan at the Closing. The
Continuing Employees shall be credited with service under the Purchaser's Pension Plan, for eligibility, vesting, and accrual of benefit purposes, with the service credited to them for such purposes under the CSW Pension Plan as of the Closing. The Continuing Employees' benefits under the Purchaser's Pension Plan shall be reduced by the actuarial equivalent of the pension benefit paid or payable to such Continuing Employees from the CSW Pension Plan. In making such reduction, the pension paid or payable under each plan shall be determined under the provisions of each plan as if payable at normal retirement date in the normal form; provided, however, that the pension benefit paid or payable under the CSW Pension Plan in the normal form at the normal retirement date shall be converted to the normal form under the Purchaser's Pension Plan using the actuarial assumptions under the Purchaser's Pension Plan. The net pension payable under the Purchaser's Pension Plan shall then be actuarially adjusted in accordance with the provisions of the Purchaser's Pension Plan for the actual time and form of payment.

          (c) Effective as of the Closing, the Purchaser shall take all action necessary and appropriate to extend coverage under a new or existing defined contribution plan (the "Purchaser's Savings Plan") qualified under section 401(a) of the Code to the

Continuing Employees who have account balances under the Central and South West System Thrift Plus Plan (the "CSW Thrift Plan") at the Closing. The Continuing Employees shall be credited with service under the Purchaser's Savings Plan, for eligibility and vesting purposes, with the service credited to them under the terms of the CSW Thrift Plan as of the Closing. As soon as practicable following the Closing, the Seller shall cause to be transferred from the trustee of the CSW Thrift Plan to the trustee of the Purchaser's Savings Plan an amount in cash or in kind (with any in kind transfers to be agreed upon by the Seller and the Purchaser, except that it is hereby agreed that participant loans shall be transferred in kind; provided, however, that any loan repayments shall be applied to investments available under the Purchaser's Savings Plan) equal to the aggregate account balances (both vested and unvested) of the Continuing Employees under the CSW Thrift Plan determined as of the transfer date (which shall be a valuation date) in accordance with the methods of valuation set forth in the CSW Thrift Plan.
From and after the date of such transfer, the Purchaser shall cause the Purchaser's Savings Plan to assume the obligations of the CSW Thrift Plan with respect to the benefits accrued by the Continuing Employees under the CSW Thrift Plan, and the CSW Thrift Plan shall cease to be responsible therefor.

          (d) Except as provided in subsections (e), (f), and (j) of this Section, claims for benefits under welfare plans, as such term is defined in Section 3(1) of ERISA, in which Continuing Employees participate arising out of occurrences prior to the
Closing  shall be covered by the applicable welfare plan  of  the
Seller  in  accordance with the terms of  such  plan.   All  such
claims  for  benefits  by  Continuing Employees  arising  out  of occurrences subsequent to the Closing shall be covered by the applicable welfare plan of the Purchaser in accordance with the
terms  of  such  plan.   Neither the Purchaser  nor  any  of  its
subsidiaries  shall  be  liable for  payment  of  any  disability
benefit  due  to  disabled  employees  of  the  Company  or   its
subsidiaries or Continuing Employees who, prior to the Closing, are in the waiting or qualifying period for disability benefits. After the Closing, the Seller shall be responsible for disability benefits payable to such persons under the Seller's disability plan.

          (e) Claims for medical, dental, prescription drug, vision, and employee assistance plan benefits by Continuing Employees with respect to purchases or services or treatment rendered prior to the Closing shall be covered by the applicable welfare plan of the Seller in accordance with the terms of such plan. Claims for such benefits by Continuing Employees with respect to purchases or services or treatment rendered on or subsequent to the Closing shall be covered by the applicable welfare plan of the Purchaser in accordance with the terms of such plan. The Purchaser shall cause the Continuing Employees to be granted credit under the
welfare   plan  of  the  Purchaser  providing  medical,   dental,
prescription drug, vision, and employee assistance plan coverage, for the year during which the Closing occurs, for any deductibles already incurred by such Continuing Employees for such year under the welfare plan of the Seller providing such coverage, and the Purchaser shall cause to be waived any eligibility waiting periods and pre-existing condition restrictions under the welfare plans of the Purchaser to the extent necessary to provide immediate coverage under such welfare plans as of the Closing (but only to the extent that coverage was provided under the
applicable  welfare  plan of the Seller).   The  Purchaser  shall
provide   the   Continuing  Employees   (and   their   respective
beneficiaries) with medical benefits sufficient to satisfy the obligations of the Seller under Section 4980B(f) of the Code with respect to such Continuing Employees so that the Seller will not incur any tax under Section 4980B of the Code.

          (f) Effective as of the Closing, the Purchaser shall, or shall cause the Company to, take all action necessary and appropriate to extend coverage under a new or existing health care spending account plan (the "Purchaser's Health Care Plan") to the Continuing Employees. A Continuing Employee shall be considered to have an account balance under the Purchaser's Health Care Plan following the Closing that is the same as such Continuing Employee's account balance under the Central and South West System Health Care Reimbursement Plan (the "CSW Health Care Plan") immediately prior to the Closing, and the elections in effect for the year in which the Closing Date occurs under the CSW Health Care Plan shall remain in effect under the Purchaser's Health Care Plan for the remainder of such year unless changed as a result of a change in family status. As of the Closing, the positive and negative balances of the Continuing Employees under the CSW Health Care Plan shall be netted. To the extent that there is a net positive balance, claims under the Purchaser's Health Care Plan following the Closing shall be paid from the Central and Southwest System Voluntary Employees' Beneficiary Association (the "CSW VEBA") until such balance is eliminated. Thereafter, all such claims shall be paid by the Company. To the extent that there is a net negative balance as of the Closing, the Company shall make a contribution to the CSW VEBA as of or
before  the  Closing  equal  to the net  negative  balance.   For
purposes of this paragraph, a Continuing Employee shall be considered to have a positive balance in such employee's account as of the Closing if the amounts that have been withheld from such Continuing Employee's compensation during the year in which the Closing occurs, pursuant to the CSW Health Care Plan, prior
to   the  Closing,  exceeded  disbursements  on  such  Continuing
Employee's behalf from the CSW Health Care Plan prior to the Closing for such year's claims. A Continuing Employee shall be
considered   to  have  a  negative  balance  in  such  Continuing
Employee's account as of the Closing if the disbursements on such Continuing Employee's behalf from the CSW Health Care Plan prior to the Closing for the year in which the Closing occurs exceeds
the   amounts  that  have  been  withheld  from  such  Continuing
Employee's compensation during such year, pursuant to the CSW Health Care Plan, prior to the Closing.

          (g) Effective as of the Closing, the Purchaser shall, or shall cause the Company to, take all action necessary and appropriate to extend coverage under a new or existing dependent care spending account plan (the "Purchaser's Dependent Care Plan") to the Continuing Employees. A Continuing Employee shall be considered to have an account balance under the Purchaser's Dependent Care Plan following the Closing that is the same as such Continuing Employee's account balance under the Central and South West System Dependent Care Assistance Plan (the "CSW Dependent Care Plan") immediately prior to the Closing, and the elections in effect for the year in which the Closing Date occurs under the CSW Dependent Care Plan shall remain in effect under the Purchaser's Dependent Care Plan for the remainder of such
year  unless   changed as a result of a change in family  status.
To the extent that there are amounts held in the CSW VEBA as of the Closing attributable to a Continuing Employee's participation in the CSW Dependent Care Plan, claims under the Purchaser's Dependent Care Plan following the Closing shall be paid from the CSW VEBA until such amounts are depleted. Thereafter, all such claims shall be paid by the Company.

          (h) For a period of one year following the Closing Date, the Purchaser shall, or shall cause the Company to, establish and manage a severance benefit plan to cover the Continuing Employees with such severance benefit being a severance benefit plan substantially similar to the Central and South West System
Severance  Benefit  Plan,  effective  July  1,  1995  (the   "CSW
Severance  Benefit  Plan").  For  purposes  of  such  plan,   any
restructuring, reorganization, or other position elimination involving a Continuing Employee shall be considered approved within the meaning of Section 2.1 of the CSW Severance Benefit
Plan  and   service  with the Seller or any of its  subsidiaries,
including the Company, shall be taken into account.

          (i) Vacation entitlement accrued by Continuing Employees for the year in which the Closing Date occurs under the Company's vacation policy as in effect as of the Closing shall be recognized by the Purchaser and the Company following the
Closing.   Service  with the Seller or any of  its  subsidiaries,
including the Company, shall be taken into account for purposes of the Purchaser's vacation policy following the Closing.

          (j) With respect to all employees who retired from employment with the Company prior to the Closing and who have been, or are eligible to be, provided with post-retirement medical, dental, or life insurance coverage as of the Closing under plans sponsored by the Seller or the Company, the Seller shall assume or retain any and all liability with respect to the provision of such coverages to such retired employees and their eligible dependents on and after the Closing. With respect to all Continuing Employees who retire from employment with the Company after the Closing and who have been, or are eligible to be, provided with post-retirement medical, dental or life insurance as of the Closing under plans sponsored by the Company or the Seller, the Purchaser shall assume any and all liability with respect to the provision of such coverages to such retired Continuing Employees and their eligible dependents on and after the Closing (up to a present benefit obligation of $3.2 million, computed using the actuarial assumptions of the CSW Pension
Plan).

          (k) Claims for workers compensation benefits for Continuing Employees arising out of occurrences prior to the Closing shall
be   the  responsibility  of  the  Seller.   Claims  for  workers
compensation benefits for Continuing Employees arising out of occurrences subsequent to the Closing shall be the responsibility of the Purchaser.

          (l) Nothing herein shall be deemed or construed to give rise to any rights, claims, benefits, or causes of action to any Continuing Employee or any other Person, except the Seller or to prevent, restrict, or limit the Purchaser or the Company and its subsidiaries following the Closing from modifying or terminating its pension or other benefit plans, programs, or policies from time to time as it may deem appropriate, subject only to compliance with the express provisions of subsections (a) through
(k) of this Section for the benefit of the Seller.

     Section 6.09. Working Capital Contribution. Effective as of the Closing, the Seller shall cause the purchase agreement dated January 2, 1991, between the Company and CSW Credit, Inc.
pursuant   to  which  the  Company  factors  its  trade  accounts
receivable to CSW Credit, Inc. to be amended to terminate the factoring of accounts receivable of the Company arising after the
Closing,    the  Company's  intercompany  payable  or  receivable
balance, as the case may be, in the CSW Money Pool to be forgiven in full resulting in a capital contribution (or resulting in a distribution), and (c) to be assigned (without recourse) to the

Company, as a capital contribution, the right, title and interest in and to the amount of current accounts receivable balances existing as of the Closing that are required to bring the Working Capital of the Company as of the Closing to zero (after giving effect to clause (b) of this Section and Section 6.10(a)) and that have been factored by the Company to CSW Credit, Inc. pursuant to such purchase agreement.

     Section 6.10. Intercompany Accounts; Post-Closing Relationships; Closing Covenants.

          (a) Except for the Company's intercompany payable or receivable balance, as the case may be, in the CSW Money Pool (which is specifically addressed in Section 6.09), and except for those accounts set forth in Section 6.10(a) of the Seller's Disclosure Letter, the Seller, effective as of the Closing, will cause all intercompany accounts (including those pertaining to all income taxes) between the Company and its subsidiaries, on the one hand, and the Seller and its Affiliates (other than the Company and its subsidiaries), on the other, to be paid or otherwise satisfied.

          (b) Effective as of the Closing, the only obligations of the Company and its subsidiaries to the Seller and its Affiliates (other than the Company and its subsidiaries) and of the Seller and its Affiliates (other than the Company and its subsidiaries) to the Company and its subsidiaries shall be those obligations expressly set forth in the contracts listed in Section 6.10(b) of
the   Seller's  Disclosure  Letter,  irrespective  of  any  prior relationships, arrangements, business practices or courses of dealing and any forecasts, estimates or projections related to the subject matter of such contracts.

          (c) The Seller agrees to assign to the Company, at or prior to the Closing, the confidentiality agreements with all other prospective purchasers of the Company.

          (d) At the Purchaser's request, the Seller agrees to provide the transition services described in Annex B to this Agreement to the Company until April 15, 1997 at a level sufficient to effect a smooth transfer of the ownership and operation of the Company by the Seller to the Purchaser, and the Purchaser agrees to pay the Seller the cost of such services (consistent with the payment for similar services made in the past under that certain agreement among Central and South West Services, Inc., the Company and certain Affiliates of the Company dated August 18, 1988).

          (e) As of the Closing, the Seller shall cause the Company
and   its   subsidiaries  to  have  no  outstanding   long   term
indebtedness for borrowed money which would be required to be reflected under GAAP in the consolidated financial statements of the Company as of the Closing, other than any such indebtedness reflected in the Consolidated Financial Statements and the debt secured by the real estate mortgages disclosed in Section 4.07(a) of the Seller's Disclosure Letter.

          (f) The Seller agrees to use commercially reasonable efforts to cooperate with the Company and its subsidiaries after the Closing in making and prosecuting claims under insurance policies and programs of the Seller and its Affiliates that cover the Company and its subsidiaries. The insurance trust of which the Seller is a member under the Trust Agreement dated November 1, 1990 (the "Trust"), will continue to process, respond to, defend, and pay claims received prior to the Closing. The

Company and its subsidiaries will process, respond to, defend, and pay claims made after the Closing; provided, however, that the Company and its subsidiaries after the Closing will continue to be entitled to make claims against insurance policies purchased by the Trust prior to the Closing in which the Company and its subsidiaries are named as insureds in accordance with the terms of such policies so long as such insurance policies remain in effect, but the Company and its subsidiaries will not make claims against the Trust or Trust assets for claims made after the Closing. The Seller shall cause no premiums or assessments to be due and payable from the Company and its subsidiaries to the Trust (and no distributions or refunds to be due and payable from the Trust to the Company and its subsidiaries) after the Closing.

          (g) Prior to or at the Closing the Seller shall enter into, or cause Public Service Company of Oklahoma to enter into, an agreement providing for the indemnity to the Company and its subsidiaries described in the seventh paragraph of Note 10 to the Consolidated Financial Statements as such indemnity relates to the claims against the Company or such subsidiaries described in such paragraph or similar claims against the Company or such subsidiaries made subsequent to December 31, 1995 that relate to events occurring or circumstances existing prior to the Closing. Such agreement shall contain terms similar to those set forth in Sections 8.02(e) and (f) regarding the defense and settlement of claims, but in any event shall be in form and substance reasonably acceptable to the Purchaser.

     Section 6.11. Estimated Purchase Price. At least three (3) days prior to the Closing, the Seller in good faith shall prepare in reasonable detail and deliver to the Purchaser a statement setting forth the Seller's calculations with respect to its best estimation of the Purchase Price, including its best estimation of the amount of Working Capital of the Company as of the Closing (the "Estimated Purchase Price").

     Section 6.12. Determination of Final Purchase Price. As soon as reasonably practicable and in any event within sixty (60) days following the Closing Date, the Purchaser shall cause the Company to  prepare  and deliver to the Seller a statement setting  forth
the   Purchaser's   calculation  (the   "Final   Purchase   Price
Calculation") of the final purchase price (the "Final Purchase Price"), including the actual amount of Working Capital of the Company as of the Closing and, if the Final Purchase Price differs from the Estimated Purchase Price, the reasons therefor in reasonable detail. The Final Purchase Price Calculation shall contain sufficient detail to enable the Seller to relate the calculations contained therein to the books and records of the
Company  and  its  subsidiaries.  The Purchaser shall  cause  the
Company  to make available to the Seller all information  in  the
possession   of  the  Company  and  its  subsidiaries  reasonably
required  for  the Seller  to verify whether the  Final  Purchase
Price  Calculation  is  correct.   Within  forty-five  (45)  days
following  the delivery of the Final Purchase Price  Calculation, the Seller shall notify the Purchaser whether it agrees with the Final Purchase Price Calculation; provided, however, that, if the
Seller   shall fail so to notify the Purchaser within such forty-
five (45) day period, it shall be deemed to have agreed with the Final Purchase Price Calculation. If the Seller shall disagree with the Final Purchase Price Calculation, the Seller and the Purchaser shall endeavor in good faith to agree on the Final Purchase Price but, if they shall not agree within thirty (30) days following the Seller's notice to the Purchaser, either the Purchaser or the Seller may cause the issues in dispute to be referred for resolution to Price Waterhouse L.L.P. (or such other firm of independent public accountants as the Purchaser and the Seller may mutually designate), and the Seller and the Purchaser shall cooperate, and the Purchaser shall cause the Company and its  subsidiaries  to  cooperate, with such firm  of  independent
public  accountants  by  making  available  to  that  firm   such
information,  books and records and such personnel as  such  firm may reasonably request. The costs of such firm of independent public accountants shall be borne equally by the Purchaser and
the   Seller.  The  Purchaser  and  the  Seller  shall  use   all
commercially reasonable efforts to cause such firm of independent public accountants to examine the books and records of the Company and its subsidiaries, as well as any other information that such firm may reasonably conclude is necessary to make such determination, and to make a determination with respect to such issues within sixty (60) days following the date such issues are referred to them. Any such determination shall be final and binding on the Purchaser and the Seller and may be enforced by appropriate judicial or other proceedings. The Final Purchase Price shall then be calculated by the Seller and the Purchaser based on those matters as to which they are in agreement and the determination by the independent public accountants as to those matters, if any, as to which they did not agree. If the Final Purchase Price as so determined (whether by agreement of the
parties  or  determination  by  accountants)  shall  exceed   the
Estimated Purchase Price, the Purchaser shall pay the Seller the amount of such excess plus interest thereon from the Closing Date until paid at a rate equal to the base or reference rate quoted from time to time by the Bank, but, if the Final Purchase Price as so determined shall be less than the Estimated Purchase Price, the Seller shall pay the Purchaser the amount of such shortfall plus interest thereon from the Closing Date until paid at a rate equal to the base or reference rate quoted from time to time by the Bank, such payment in either case to be made within five (5) days following the final determination of the Final Purchase Price.

     Section 6.13. Public   Announcements.   Except  as   otherwise
required by Law or the New York Stock Exchange, the Seller and the Purchaser shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any
such  public  statement  prior to such consultation.   The  press
release announcing the execution and delivery of this Agreement shall be a joint press release of the Seller and the Purchaser.

     Section 6.14. Confidentiality. After the Closing, the Seller will not, and will not permit its Affiliates which it controls (excluding the Company and its subsidiaries) to, disclose or provide to any other Person any material non-public information of a confidential nature concerning the business or operations of the Company or its subsidiaries, except as required by Law, Regulation or Order.

     Section 6.15. Acquisition Proposals. From the execution of this Agreement by the Seller until the Closing or the termination of this Agreement in accordance with its terms, the Seller will not, and will cause its officers, directors, employees or agents not to, directly or indirectly, take any action to solicit, initiate or encourage any proposal regarding the acquisition of the Company or its assets by merger or otherwise or , except as required by Law, Regulation or Order, engage in negotiations with, or disclose any non-public information relating to the Company, or afford access to its properties, books or records to any Person that has made or, to the Knowledge of the Seller, may be considering making an acquisition proposal.

                          ARTICLE VII.

                    CONDITIONS TO THE CLOSING

     Section 7.01. Conditions  to Obligations of  Each  Party.   The
obligations of each party to this Agreement to effect the transactions contemplated hereby to occur at the Closing shall be subject to the satisfaction or, to the extent permitted by Law, waiver of each of the following conditions:

          (a) All requirements of any applicable Law, Regulation or Order necessary for the valid consummation of the transactions contemplated herein to occur at the Closing shall have been
fulfilled  (including  the  termination  or  expiration  of   the
applicable waiting period under the HSR Act), and all filings required to be made with any Governmental Authority under any applicable Law, Regulation or Order (including the filing of the Certificate of Merger) and all Permits and Orders required to be obtained from any Governmental Authority or Court under any applicable Law, Regulation or Order, in each case, in order to permit the Seller or the Purchaser to consummate the transactions contemplated hereby to occur at the Closing shall have been made or obtained (other than any requirement the nonfulfillment of which and any Permit or Order the nonreceipt of which could not reasonably be expected to have a Material Adverse Effect on the Seller, the Purchaser or the Company); and

          (b) No temporary restraining order, preliminary or permanent injunction or other Order issued by any Court of competent jurisdiction preventing the consummation of the transactions contemplated hereby to occur at the Closing shall be in effect.

     Section 7.02.  Conditions  to Obligation of the Purchaser.   The
obligation   of   the  Purchaser  to  effect   the   transactions
contemplated hereby to occur at the Closing shall be subject to the satisfaction or, to the extent permitted by Law, waiver of each of the following conditions:

          (a) The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects as of the execution of this Agreement by the Seller and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing as though made at and as
of   the  Closing  and  the  Purchaser  shall  have  received   a
certificate signed on behalf of the Seller by the president or any vice president and by the chief financial officer of the Seller to such effect (except the representations and warranties set forth in Sections 4.07, 4.08 and 4.09 insofar as they relate to the Palo Duro Pipeline);

          (b) The Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Purchaser shall have received a certificate signed on behalf of the Seller by the president or any vice president and by the chief financial officer of the Seller to such effect;

          (c) The Seller shall have furnished the Purchaser at the Closing with certified copies of resolutions duly adopted by the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement and each instrument required hereby to be executed and delivered by the Seller at the Closing;

          (d) There shall not be any action or proceeding pending or threatened (including any investigation) by any Governmental
Authority to restrain, enjoin or invalidate the transactions contemplated herein or to compel the Purchaser to divest any material assets, which would, in the judgment of the Board of Directors of the Purchaser, made in good faith and based upon the advice of counsel, involve expense or lapse of time or result in a reconfiguration of the Purchaser's business which expense, lapse of time or result would be materially adverse to the interests of the Purchaser;

          (e) The Purchaser shall have received from counsel to the Seller an opinion dated as of the Closing Date in form and substance reasonably satisfactory to the Purchaser; and

          (f) The Purchaser shall have received at the Closing
resignations   of   all  directors  of  the   Company   and   its
subsidiaries.

     Section 7.03. Conditions to Obligation of the Seller. The obligation of the Seller to effect the transactions contemplated
hereby  to  occur  at  the  Closing  shall  be  subject  to   the
satisfaction or, to the extent permitted by Law, waiver of each of the following conditions:

          (a) The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the execution of this Agreement by the Purchaser and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing as though made at and as of the Closing and the Seller shall have received a certificate signed on behalf of the Purchaser by the president or any vice president and by the chief financial officer of the Purchaser to such effect;

          (b) The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate signed on behalf of the Purchaser by the president or any vice president and by the chief financial officer of the Purchaser to such effect;

          (c) The Purchaser shall have furnished the Seller at the Closing with certified copies of resolutions duly adopted by the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and each instrument required hereby to be executed and delivered by the Purchaser at the Closing;

          (d) There shall not be any action or proceeding pending or threatened (including any investigation) by any Governmental
Authority  to  restrain,  enjoin or invalidate  the  transactions
contemplated  herein  or  to compel the  Seller  to   divest  any
material assets, which would, in the judgment of the Board of Directors of the Seller, made in good faith and based upon the advice of counsel, involve expense or lapse of time or result in a reconfiguration of the Seller's business which expense, lapse of time or result would be materially adverse to the interests of the Seller or pay over any material amount of the proceeds from the Merger;

          (e) The Seller shall have received from counsel to the Purchaser an opinion dated as of the Closing Date in form and substance reasonably satisfactory to the Seller; and

          (f) The Purchaser shall have delivered to the Seller at the Closing immediately available funds in an amount equal to the Estimated Purchase Price.


                        ARTICLE VIII.

                      INDEMNIFICATION

     Section 8.01. Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of the parties contained in Articles II, III, IV, V and  VI  (other than the representations and warranties contained in Sections 3.02, 3.06, 4.02(a), 4.08(c) (to the extent the representations and warranties set forth in such Section relate to  the Palo Duro Pipeline), 4.09,  4.10, 4.11, 4.12, 4.16,  4.17
and 4.18 and the covenants and agreements contained in Sections 6.06, 6.07, 6.08, 6.10 and 6.14) shall survive both the Closing and any investigation by the parties with respect thereto but shall terminate and be of no further force or effect on the first anniversary of the Closing. The representations and warranties contained in Sections 4.09 and 4.11 shall survive both the Closing and any investigation by the parties with respect thereto but  shall terminate and be of no further force and effect on the
second  anniversary  of  the Closing.   The  representations  and
warranties  contained in Section 4.12 shall survive  the  Closing and  any investigation by the parties with respect thereto  until the tenth anniversary of the Closing. The representations and warranties contained in Sections 3.02, 3.06, 4.02(a), 4.08(c) (except to the extent the representations and warranties set forth in such Section relate to the Palo Duro Pipeline), 4.16,
4.17 and 4.18 and the covenants and agreements contained in Sections 6.06, 6.07, 6.08, 6.10(a)-(f) and 6.14 shall survive both  the  Closing  and any investigation  by  the  parties  with
respect   thereto  until  the  expiration  of  the   statute   of
limitations (including any and all periods of extension or tolling thereof) applicable to actions on written contracts. The representations and warranties contained in Sections 4.08(c) (to the  extent the representations and warranties set forth in  such
Section  relate  to the Palo Duro Pipeline), and   4.10  and  the
covenants contained in Section 6.10(g) shall survive both the Closing and any investigation by the parties with respect thereto until the expiration of the statute of limitations (including any and  all  periods of extension or tolling thereof) applicable  to
the   subject  matter  of  such  sections.   Notwithstanding  the
foregoing,   any  such  representation,  warranty,  covenant   or
agreement as to which a bona fide claim relating thereto is asserted in writing in accordance with Section 8.02 during such survival period shall, with respect only to such claim, survive
such  survival  period.   The covenants and  agreements  in  this
Article VIII shall survive the Closing and shall remain in full force and effect for such period as is necessary to resolve any
bona   fide  claim  made  with  respect  to  any  representation, warranty, covenant or agreement contained in this Agreement during the survival period thereof. The remaining covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without any contractual limitation on the period of survival.

    Section 8.02. General Indemnification.

          (a) Subject to the limitations on survival contained in
Section 8.01, if the transactions contemplated hereby to occur at the Closing are effected, each party hereto (the "Indemnifying Party") hereby agrees, from and after the Closing, to indemnify and hold harmless the other party hereto (the "Indemnified Party") against any losses, claims, damages or liabilities

("Losses") which such Indemnified Party shall actually incur, to the extent that such Losses (or actions, suits or proceedings in respect thereof and any appeals therefrom ("Proceedings")) (other than any Losses subject to Section 8.03 herein):

               (i) arise out of or are based upon any allegation that any representation or warranty made herein in Article III, IV or V for the benefit of the Indemnified Party by the Indemnifying
Party is untrue or has been breached in any respect; or

               (ii) arise out of or are based upon any allegation that any covenant or agreement made herein for the benefit of the
Indemnified  Party  by  the  Indemnifying  Party  has  not   been
performed in accordance with its terms;

and will reimburse the Indemnified Party for any legal
or other expenses reasonably incurred by it in connection with investigating or defending against any such Losses or Proceedings. Notwithstanding the foregoing, except for Losses resulting from breaches of Sections 3.02, 3.06, 4.02, 4.08(c) (to the extent the representations and warranties set forth in such Section relate to the Palo Duro Pipeline), 4.10, 4.18, 4.19,
5.08,  6.06,  6.09, 6.10 and 6.12, the Indemnifying  Party  shall
(x) not be liable to the Indemnified Party under this Section for any Loss incurred by the Indemnified Party which does not exceed $500,000, and (y) be liable to the Indemnified Party under this Section only for the amount of Losses incurred by the Indemnified Party which exceed $10,000,000 in the aggregate; provided, however, that the amount of such Losses that are subject to indemnification hereunder shall not exceed the Final Purchase Price; and provided, further, that the Losses incurred by an Indemnified Party shall, for purposes of determining the threshold level thereof in accordance with this sentence and otherwise, be offset by (i) the amount of any such Losses incurred by the Indemnifying Party jointly and severally with the Indemnified Party to the extent of payments made by the
Indemnifying Party; and (ii) the proceeds of any insurance received by the Indemnified Party with respect thereto.

          (b) Promptly after receipt by the Indemnified Party under subsection (a) of this Section of notice of a Loss or the commencement of any Proceeding against which it believes it is indemnified under this Section, the Indemnified Party shall, if a claim in respect thereto is to be made against the Indemnifying Party under this Section, notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party to the extent that the Indemnifying Party is not prejudiced by such omission.

          (c) For purposes of determining whether an event, fact or occurrence constitutes a misrepresentation or a breach of any representation, warranty, covenant or agreement contained in this Agreement for which indemnification can be or is sought under this Section, as used in any such representation, warranty, covenant or agreement, the terms "Material" and "Material Adverse Effect" shall have the following meanings:

                      "Material"  shall  mean  material  to   the
condition (financial and other), results of operations or business of a specified Person and its subsidiaries, if any, taken as whole; provided that, without limiting the foregoing definition, the parties acknowledge and agree that any amount exceeding $500,000 is material; and

                     "Material  Adverse Effect"  shall  mean  any
change  or  effect  that  would  be  materially  adverse  to  the consolidated business, condition (financial or otherwise), operations, performance or properties of a specified Person and its subsidiaries, if any, taken as a whole; provided that, without limiting the foregoing definition, the parties acknowledge and agree that any amount exceeding $5,000,000 is material in respect of Section 4.05 and that any amount exceeding $500,000 is material in all other cases;

           provided that the special purpose use of the terms "Material" and "Material Adverse Effect" in this subsection (c) shall be disregarded and given no effect in determining what is "material" for purposes of the definitions of such terms contained in Annex A to this Agreement and how they are used elsewhere in this Agreement.

          (d) The Indemnifying Party shall, within thirty (30) days after receipt of a notice of Loss or Proceeding given pursuant to subsection (b) of this Section, either acknowledge liability, as between the Indemnifying Party and the Indemnified Party, for such Loss or the amount in controversy in such Proceeding and pay the Indemnified Party the amount of such Loss or the amount in controversy in such Proceeding in cash or other immediately available funds (or establish by agreement with the Indemnified Party an alternative payment schedule), acknowledge liability, as between the Indemnifying Party and the Indemnified Party, for such Loss or the amount in controversy in such Proceeding, disavow the validity of the Loss or Proceeding or the amount thereof and, to the extent that it shall so desire in accordance with subsection (d) of this Section, assume the legal defense
thereof,  or   object  (or  reserve the  right  to  object  until
additional   information   is  obtained)   to   the   claim   for
indemnification or the amount thereof, setting forth the grounds therefor in reasonable detail; provided that, if the Indemnifying Party objects (or reserves its right to object) within such 30-day period as provided in this clause (iii), then the Indemnified Party may bring suit (in the same Proceeding or otherwise) to resolve the dispute and, pending final resolution of such
dispute,  the  Indemnified  Party  may  proceed  as  though   the
Indemnifying  Party had responded in accordance with  clause  (i)
above.   If  the  Indemnifying Party  does  not  respond  to  the
Indemnified Party as provided in this subsection within such 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such indemnification claim in accordance with clause (i) of this subsection and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount.

          (e) If any such Proceeding shall be brought against an Indemnified Party and it shall notify the Indemnifying Party thereof in accordance with subsection (c) of this Section, the Indemnifying Party shall, if it shall have responded to such notice in accordance with clause (ii) of subsection (c) of this Section, be entitled to assume the legal defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or such action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section for any attorney's fees or other expenses (except reasonable costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party does not assume the defense of a Proceeding as to which it has acknowledged liability, as between itself and the Indemnified Party, pursuant to clause (ii) of subsection (c) of this Section, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and expenses and reasonable out-of-pocket expenses incurred in the defense thereof and, subject to the provisions of subsection (e) of this Section, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party.

          (f) An Indemnifying Party will not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Proceeding) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such Proceeding. If the Indemnifying Party has responded to the Indemnified Party pursuant to clause (i) of subsection (c) of this Section, the Indemnified Party may settle or compromise or consent to the entry of any judgment with respect to the Proceeding that was the subject of notice to the Indemnifying Party pursuant to subsection (c) of this Section without the consent of the Indemnifying Party. An Indemnified Party will not otherwise, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding, but, if such Proceeding is settled or compromised or if there is entered any judgment with respect to any such Proceeding, in either case with the consent of the Indemnifying Party, or if there be a final judgment of the plaintiff in any such Proceeding, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement, compromise or judgment.

          (g) From and after the Closing, except as provided in
Section 8.03, the provisions of this Section shall be the sole and exclusive remedy of each party hereto for any breach of the other party's representations, warranties, covenants or agreements contained in this Agreement; provided, however, that each party may seek specific performance by the other party of the agreements and obligations set forth in Sections 6.07, 6.13 and 6.14. Notwithstanding anything in this Agreement to the contrary, in no event shall any losses, claims, damages or liabilities indemnified hereunder include any consequential or punitive damages, except to the extent that such are awarded to a third party in a proceeding against an indemnified party.

     Section 8.03. Tax Indemnification and Audits.

          (a) From and after the Closing, the Seller hereby agrees to protect, defend, indemnify and hold harmless the Purchaser and the Company and its subsidiaries from and against, and agrees to pay, all:

               (i) Taxes of the Company or any subsidiary of the Company attributable to any Pre-Closing Taxable Period (except for Taxes arising out of any transaction of the Company or its subsidiaries not in the ordinary course of business occurring on the Closing
Date but subsequent to the Closing), but only to the extent the amount of such Taxes exceeds the amount taken into account as a liability for such Taxes in determining the Purchase Price;

               (ii) Taxes of any corporation (other than the Company and its subsidiaries) that is or was a member of the Seller's
Group; and

               (iii) Taxes of the Company or any subsidiary of the Company attributable to the Section 338(h)(10) Elections made pursuant to Section 8.04.

          (b) From and after the Closing, the Purchaser agrees to protect, defend, indemnify and hold harmless the Seller from and against, and agrees to pay, all:

               (i) Taxes of the Company or any subsidiary of the Company attributable to any Post-Closing Taxable Period; and

               (ii) Taxes arising out of any transaction of the Company or its subsidiaries not in the ordinary course of business occurring on the Closing Date and after the Closing.

          (c) If a claim shall be made by any taxing authority that, if successful, would result in the indemnification of a party (the "Tax Indemnified Party") under this Section, the Tax Indemnified Party shall promptly notify the party (the "Tax Indemnifying Party") obligated under this Section to indemnify the Tax Indemnified Party in writing of such fact; provided, however, that the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party to the extent that the Indemnifying Party is not prejudiced by such omission.

               (i) The Tax Indemnified Party shall take such action in
connection with contesting such claim as the Tax Indemnifying Party shall request in writing from time to time, including the selection of counsel and experts and the execution of powers of attorney; provided that (a) within thirty (30) days after the notice required by this subsection has been delivered (or such earlier date that any payment of Taxes is due by the Tax Indemnified Party but in no event sooner than five (5) days after the Tax
Indemnifying   Party's   receipt  of  such   notice),   the   Tax
Indemnifying  Party requests that such claim  be  contested,  and
(b) the Tax Indemnifying Party shall have agreed to pay to the  Tax

Indemnified Party all costs and expenses that the Tax Indemnified Party incurs in connection with contesting such claim, including reasonable attorneys' and accountants' fees and disbursements. The Tax Indemnified Party shall not make any payment of such claim for at least thirty (30) days (or such shorter period as may be required by applicable law) after the giving of the notice required by this subsection, shall give to the Tax Indemnifying Party any information requested relating to such claim, and otherwise shall cooperate with the Tax Indemnifying Party in order to contest effectively any such claim. The Tax Indemnifying Party shall determine the method of any contest of such claim and shall control the conduct thereof.

             (ii) Subject to the provisions of paragraph (i) of this
subsection,  the  Tax  Indemnified  Party  shall  enter  into   a
settlement of such contest with the applicable taxing authority or prosecute such contest to a determination in a Court, all as the Tax Indemnifying Party may request.

             (iii) Promptly after the extent of the liability of the Tax Indemnified Party with respect to a claim shall be established by the final judgment or decree of a Court or a final and binding settlement with a Governmental Authority having jurisdiction thereof, the Tax Indemnifying Party shall pay to the Tax
Indemnified  Party  the  amount of any Taxes  to  which  the  Tax
Indemnified Party may become entitled by reason of the provisions of this Section.

          (d) Notwithstanding anything to the contrary in this Section, any interest, penalties, fines, assessments or additions to Tax resulting from or attributable to the failure of the Tax Indemnified Party to act in a timely manner, including in filing Tax Returns, responding to Tax audit or other inquiries or making payments shall not be indemnifiable hereunder and shall be the sole responsibility of the Tax Indemnified Party.

          (e) In addition to the provisions of this subsection (c) of this Section, if any proposed audit adjustments of a Pre-Closing Taxable Period Tax Return could result in a tax adjustment for a Post-Closing Taxable Period, the Seller shall promptly inform the
Purchaser.   If the Seller elects not to contest the  adjustment,
the Purchaser shall have the option, at the Purchaser's own expense, to contest the proposed adjustment in accordance with the provisions of subsection (c) of this Section.

          (f) In addition to the provisions of subsection (c) of this Section, if any proposed audit adjustments of a Post-Closing Taxable Period Tax Return could result in an audit adjustment for a Pre-Closing Taxable Period, the Purchaser shall promptly inform
the   Seller.   If  the  Purchaser  elects  not  to  contest  the
adjustment, the Seller shall have the option, at the Seller's own expense, to contest the proposed adjustment in accordance with the provisions of subsection (c) of this Section.

          (g) Except for the indemnification provided in Section 8.02 for breach of any representation or warranty contained in Section
4.10 or any covenant or agreement contained in Section 6.06, the indemnification provided in this Section shall be the sole remedy for any claim in respect of Taxes. In the event of a conflict between the provisions of this Section and any other provisions of this Agreement, the provisions of this Section shall control.

The limitations of Section 8.02 shall not apply to any amounts for which a party is liable under this Section. Any claim for indemnity under this Section must be made prior to the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of tolling or extension).

          (h) To the extent any determination of Taxes, whether as the result of an audit or examination, a claim for refund, the filing of an amended return or otherwise results in a refund of Taxes paid (a "Refund"), the Seller shall be entitled to any part of such Refund attributable to a Pre-Closing Taxable Period, the Purchaser shall be entitled to any part of such Refund attributable to a Post-Closing Taxable Period, and the Purchaser and the Seller shall each be entitled to a Refund attributable to a taxable period described in Section 6.06(b) in the portions that the Purchaser and the Seller originally bore any Taxes
payable  with  respect to such taxable period.   Whichever  party
receives such Refund shall, within ten (10) days after receipt thereof, pay such Refund, or any part thereof, and the interest received thereon to the party entitled thereto under this subsection.

          (i) Any payment from the Purchaser to the Seller pursuant to Section 6.06 or this Section shall be treated for Tax purposes as an increase in the Purchase Price, and any payment from the Seller to the Purchaser pursuant to Section 6.06 or this Section shall be treated for Tax purposes as a reduction in the Purchase Price.

     Section 8.04. Section 338(h)(10) Elections.

          (a) The Seller, as the common parent of the Seller's Group, and the Purchaser shall make a joint election under section
338(h)(10)  of  the  Code  and  a  similar  election  under   any
applicable state income tax law for the Company and for  each  of the corporate subsidiaries (collectively, the "Section 338(h)(10)
Elections").   At the Closing, the Seller shall  deliver  to  the
Purchaser an Internal Revenue Service Form 8023-A and any similar form under applicable state income tax law (the "Forms") with respect  to  the Section 338(h)(10) Elections, which  shall  have
been  duly executed by an authorized person for the Seller.   The
Purchaser shall cause the Forms to be duly executed by an authorized person for the Purchaser, shall complete any schedules required to be attached thereto, shall provide a copy of the executed  Forms and schedules to the Seller, and the  Seller  and the  Purchaser shall duly and timely file the Forms as prescribed
by  Treasury  Regulation   1.338(h)(10)-1  or  the  corresponding
provisions of applicable state income tax law.

          (b) The Purchaser shall select a firm of qualified appraisers to conduct an appraisal of the Company's assets (the "Appraisal"), which selection must be approved by the Seller, such approval not to be unreasonably withheld. The Seller and the Purchaser agree that the results of the Appraisal shall be used to allocate the Purchase Price and liabilities of the Company and its subsidiaries (plus other relevant items) to the assets of the Company and its subsidiaries for all purposes (including United States or any state, county or local government Tax purposes) in accordance with the Code and applicable Treasury Regulations. Such allocation of the Purchase Price shall be prepared by the Purchaser and submitted in writing to the Seller within ninety
(90) calendar days after the date on which the Final Purchase Price is determined. The Seller shall consent to such Purchase

Price allocation unless such Purchase Price allocation is unreasonable. If the Seller does not object in writing to such proposed allocation within thirty (30) calendar days after receipt of the Purchaser's written proposal, the Purchaser's proposed allocation shall become final and binding on the Seller and the Purchaser. If the Seller makes timely objection to the Purchaser's proposal, the Purchaser and Seller shall have thirty
(30) calendar days to reach agreement or the allocation shall be submitted to Price Waterhouse L.L.P. The determination of Price Waterhouse L.L.P. shall be final and binding on the Purchaser and the Seller and the fees and expenses of Price Waterhouse L.L.P. shall be borne equally by the Purchaser and the Seller. Price Waterhouse L.L.P. shall adjust the Purchase Price allocation provided by the Purchaser to the extent necessary to make such allocation reasonable. The Purchaser and the Seller shall duly prepare and timely file such reports and information returns as may be required under the Code and applicable Treasury Regulations and any corresponding or comparable provisions of applicable state and local Tax laws to report the allocation of the Purchase Price.


                           ARTICLE IX.

                           TERMINATION

     Section 9.01. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual consent of the Seller  and the Purchaser;

          (b) by the Purchaser, upon a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement, or if any representation or warranty of the Seller shall have become untrue in  any material respect, in either case such that the conditions set  forth in Section 7.02(a) or Section 7.02(b), as the case may
be,   would be incapable of being satisfied by June 30, 1996  (or as otherwise extended as described in Section 9.01(e)); provided, however, that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this subsection;

          (c) by the Seller, upon a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b), as the  case may be,  would be incapable of being satisfied by  June
30,   1996   (or   as   otherwise  extended   as   described   in
Section 9.01(e)); provided, however, that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this subsection (c);

          (d) by either the Seller or the Purchaser, if there shall be any Order which is final and nonappealable preventing the consummation of the transactions contemplated hereby, unless the party relying on such Order to terminate this Agreement has not complied with its obligations under Section 6.04(b); and

          (e) by either the Seller or the Purchaser, if the Closing shall not have occurred prior to June 30, 1996; provided, however, that this Agreement may be extended by written notice from either party hereto to the other to a date not later than July 31, 1996, if the Closing shall not have occurred as a direct result of the nonfulfillment of the condition contained in subsection (a) of Section 7.01 by June 30, 1996.

           The right of any party hereto to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees or representatives, whether prior to or after the execution of this Agreement; provided, however, that each party shall provide written notice to the other party of any breach by such other party of a representation, warranty, covenant or agreement set forth in this Agreement as soon as practicable upon learning of such breach, and the non-breaching party may only terminate this Agreement pursuant to subsections (b) or (c) of this Section, as the case may be, if such breach is not cured within ten (10) days of such notice being given. If such ten (10) day cure period extends beyond the date set forth in such subsections, then such date shall be extended to be the first business day immediately following the expiration of such ten (10) day cure period.

     Section 9.02. Effect of Termination; Nonconsummation. Except as provided in this Section and Section 9.03, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and of no further force and
effect.    If  the  transactions  contemplated  hereby  are   not
consummated by reason of the termination of this Agreement or otherwise, there shall be no liability on the part of either party hereto to the other and all rights and obligations of each party hereto shall cease, except that nothing herein (other than the  immediately following sentence) shall relieve any  party  of
any  liability  for   any  breach of such  party's  covenants  or
agreements  contained in this Agreement or  any  breach  of  such
party's   representations  or  warranties   contained   in   this
Agreement.   Notwithstanding anything in this  Agreement  to  the
contrary,  in  no  event  shall any losses,  claims,  damages  or
liabilities  claimed  with  respect  to  the  exception  to   the
immediately preceding sentence include any consequential or punitive damages, except to the extent that such are awarded to a third party in a Proceeding against an Indemnified Party.

     Section 9.03. Fees and Expenses. All Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the Seller (and not the Company or its subsidiaries) shall be responsible for the fees and expenses of all third parties retained by or on behalf of the Seller and its Affiliates in connection with the transactions contemplated by this Agreement.

                          ARTICLE X.

                         MISCELLANEOUS

    Section 10.01. Notices.   All  notices and other  communications
hereunder to a party hereto shall be in writing and shall be deemed to be properly given if delivered personally, telecopied (subject to confirmation) or mailed to it by registered or certified mail (return receipt requested), in the case of the Seller, to:

                    Central and South West Corporation
                    1616 Woodall Rodgers Freeway
                    P.O. Box 660164
                    Dallas, Texas  77256-0164
                    Telecopy Number:  (214) 777-1528
                    Attention:  Senior Vice President and General Counsel

     and in the case of the Purchaser, to:

                    Tejas Gas Corporation
                    1301 McKinney Street, Suite 700
                    Houston, Texas 77010
                    Telecopy Number: (713) 658-9600
                    Attention: James W. Whalen, Chief Financial Officer

      or at such other address as shall be specified by like notice.

     Section 10.02. Headings;  Cross  References.   The  descriptive
headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of
the  Agreement.   Unless  the  context  otherwise  requires,  all
references herein to Articles or Sections shall refer to Articles or Sections of this Agreement.

     Section 10.03. Prior Agreements. This Agreement shall supersede all prior agreements, documents or other instruments with respect
to   the   matters   covered  hereby,   save   and   except   the
Confidentiality Agreement which shall remain in full force and effect in accordance with its terms until the Closing, but shall expire at the Closing.

     Section 10.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 10.05. Waiver. At any time prior to the Closing, either party hereto may extend the time for the performance of any of
the  obligations or other acts of the other party hereto,   waive
any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and waive compliance by the other party with any
of  the  covenants  or  conditions contained  herein.   Any  such
extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     Section 10.06. Further Actions. Each party shall execute and deliver such other certificates, agreements and other documents and take such other actions as may reasonably be requested by the other party in order to consummate or implement the transactions contemplated by this Agreement.

     Section 10.07. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights,
interests   or  obligations  hereunder  shall  be  assigned,   by
operation of law or otherwise, by any party hereto without the prior written consent of the other party; provided, however, that the Purchaser may assign its rights under this Agreement to any corporation, all of the outstanding voting stock of which is owned directly or indirectly by the Purchaser; and provided, further, that no such assignment shall relieve the Purchaser of any of its obligations under this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective
successors  and  permitted  assigns,  any  rights,  remedies   or
obligations under or by reason of this Agreement.

     Section 10.08. Governing Law. The terms of this Agreement shall be governed by, and interpreted in accordance with the provisions of, the laws of the State of Texas.

     Section 10.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 10.10. Tranpache Partnership. To the extent that any representation, warranty or covenant contained in this Agreement relates to the business, condition (financial or otherwise), operations, performance or properties of Tranpache Partnership,
(i) any such representation or warranty shall be limited to only those matters of which the Seller has Knowledge and (ii) any such covenants shall be limited to only those matters over which the Seller has control.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed in its corporate name by its duly authorized officer, all on the date first above written.

                         CENTRAL AND SOUTH WEST CORPORATION


                                   By:
                                        E. R. Brooks
                                        Chairman, President and
                                        Chief Executive Officer




                                   TEJAS GAS CORPORATION


                                   By:
                                        Charles R. Crisp
                                        President

                                                           ANNEX A



                   SCHEDULE OF DEFINED TERMS

      The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

      "Affiliate" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former. The term "control" and correlative terms shall have the meanings ascribed to them in Rule 405 under the Securities Act.

      "Agreement"  shall mean the Agreement of  Merger  made  and entered  into  as  of  May 9, 1996 between  the  Seller  and  the
Purchaser, including any amendments thereto and each Annex (including this Annex A) and Schedule thereto (including the Seller's Disclosure Letter and the Purchaser's Disclosure Letter).

      "Appraisal" shall have the meaning ascribed to such term in
Section 8.04(b).

      "Bank" shall mean Citibank N.A.

      "Benefit Plans" shall mean any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock or other stock plan (whether qualified or nonqualified), and any bonus or incentive compensation plan under which the Company or any of its subsidiaries may become obligated in any manner (including obligations to make contributions or other payments) to any of the present or former directors,
officers,   employees,  agents,  consultants  or  other   similar
representatives providing services to or for the Company or any of its subsidiaries in connection with such services; provided, however, that such term shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday and sick or other leave policies,
(b) workers compensation insurance and (c) directors and officers liability insurance.

       "Certificate of Merger" shall have the meaning ascribed to such term in Section 2.04 of the Agreement.

       "Closing" shall mean a meeting of all Persons interested in the transactions contemplated by the Agreement at which all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to
the   consummation  of  the  transactions  contemplated  by   the
Agreement are executed and delivered.

       "Closing  Date" shall have the meaning ascribed thereto  in
Section 2.03 of the Agreement.

      "Closing Date Tax Accrual" for a Tax shall be the amount reflected as a liability for that Tax in the Consolidated Balance Sheet plus or minus, as the case may be, any adjustments to that liability arising during the Computation Period and reflected in the Purchase Price pursuant to Section 2.02(a) of the Agreement.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Common Stock" shall have the meaning ascribed to such term in Section 4.02(a) of the Agreement.

      "Company" shall have the meaning ascribed to such term in the Recitals to the Agreement.

       "Confidentiality  Agreement"  shall  mean   that   certain
confidentiality agreement between the Seller and the Purchaser dated February 9, 1996.

      "Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Company and its subsidiaries, as of December
31, 1995, included in the Consolidated Financial Statements together with the notes thereto.

       "Consolidated Financial Statements" shall mean the consolidated balance sheets of the Company and its subsidiaries as of December 31, 1994 and December 31, 1995 and the related consolidated statements of income, cash flows and changes in stockholder's equity for the fiscal years ended December 31, 1993, 1994 and 1995, together with the notes thereto, all as audited by Arthur Andersen LLP, independent accountants, under their report with respect thereto dated February 9, 1996.

      "Constituent Corporations" shall have the meaning ascribed to such term in Section 2.01 of the Agreement.

      "Continuing Employees" shall have the meaning ascribed to such term in Section 6.08(b) of the Agreement.

      "Court" shall mean any court, federal, state or local, or arbitration tribunal.

      "CSW Health Care Plan" shall have the meaning ascribed to such term in Section 6.08(f) of the Agreement.

     "CSW Dependent Care Plan" shall have the meaning ascribed to such term in Section 6.08(g) of the Agreement.

     "CSW Money Pool" shall mean the arrangement among the Seller and its Affiliates pursuant to which surplus cash is consolidated and short term borrowings are facilitated as reflected in the accounting records of the Company by the captions titled "Advances to Affiliates" and "Advances from Affiliates" included in the Consolidated Balance Sheet.

      "CSW Pension Plan" shall have the meaning ascribed to such term in Section 6.08(b) of the Agreement.

     "CSW Severance Benefit Plan" shall have the meaning ascribed to such term in Section 6.08(h) of the Agreement.

     "CSW Thrift Plan" shall the meaning ascribed to such term in
Section 6.08(c) of the Agreement.

      "CSW  VEBA"  shall the meaning ascribed  to  such  term  in
Section 6.08(f) of the Agreement.

      "Easements" shall mean any easements, rights of way, permits, servitudes, licenses, leasehold estates and similar rights held by the Company or any of its subsidiaries relating to real property used in their business but owned by other Persons.

      "Effective Time" shall have the meaning ascribed to such term in Section 2.04 of the Agreement.

      "Environmental Law or Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to health or the environment currently in effect and applicable to the Company and its subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as
amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990 ("OPA"), any state laws implementing  the  foregoing federal laws,  and  any  state  laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws. For purposes of the Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply, and the term "hazardous substance" shall include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the Company or its subsidiaries or any of their respective properties or assets.

      "ERISA"  shall mean the Employee Retirement Income Security
Act   of   1974,  as  amended,  and  the  rules  and  regulations
promulgated thereunder.

      "Estimated Purchase Price" shall have the meaning ascribed to such term in Section 6.11 of the Agreement.

      "Exchange  Act" shall mean the Securities Exchange  Act  of
1934, as amended, and the rules and regulations promulgated thereunder.

      "Expenses" shall mean all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Agreement, and all other matters related to the consummation of the transactions contemplated thereby.

      "FERC" shall mean the Federal Energy Regulatory Commission including its predecessor, the Federal Power Commission, and any successors thereto.

      "Final Purchase Price" shall have the meaning ascribed to such term in Section 6.12 of the Agreement.

      "Final Purchase Price Calculation" shall have the meaning ascribed to such term in Section 6.12.

       "Fixed Price Contracts" shall mean any contracts, commitments or agreements for the purchase or sale of Hydrocarbons (i) having a remaining term of more than sixty (60) days, wherein the purchase or sale price thereunder throughout part of the remaining life of such contract, commitment or agreement is a fixed amount or an amount that is otherwise reasonably determinable as of the date hereof pursuant to the terms of such contract, commitment or agreement, or (ii) which the Company or any subsidiary thereof has hedged with futures contracts or otherwise; provided, however, that the term Fixed Price Contracts will not include any contract, commitment or agreement under which the purchase or sales price throughout the remaining life of the contract, commitment or agreement is based on a market responsive reference price for a Hydrocarbon.

      "Forms"  shall have the meaning ascribed to  such  term  in
Section 8.04(a) of the Agreement.

      "GAAP" shall mean generally accepted accounting principles consistently applied; provided, however, that the Statements of Financial Accounting Standards (SFAS) Nos. 121 will be applied in determining Working Capital of the Company prior to the Closing.

      "Governmental Authority" shall mean any federal, state or local governmental agency or authority (other than a Court).

      "Holding Company Act" shall mean the Public Utility Holding
Company Act of 1935, as amended, and the rules and regulations promulgated thereunder.

       "HSR  Act"  shall  mean  the  Hart-Scott-Rodino  Antitrust
Improvements  Act  of  1976,  as  amended,  and  the  rules   and
regulations promulgated thereunder.

      "Hydrocarbons" shall mean crude oil, natural gas, natural gas liquids and other hydrocarbons produced from crude oil or natural gas.

      "Indemnified Party" shall have the meaning ascribed to such term in Section 8.02(a) of the Agreement.

     "Indemnifying Party" shall have the meaning ascribed to such term in of Section 8.02(a) of the Agreement.

     "IRS" shall mean the Internal Revenue Service.

      "Knowledge" shall mean (i) with respect to the Seller, the actual knowledge of the officers of the Seller and the Company, and the in-house attorneys employed in the general counsel's office of the Company and (ii) with respect to the Purchaser, the actual knowledge of the officers of the Purchaser. For the purposes of this definition, and without limiting other matters of which they have knowledge, in-house attorneys of the Company shall be deemed also to have knowledge of the contents of letters directed to the Company's independent auditors from outside counsel of the Company in connection with its fiscal 1995, 1994 and 1993 annual audits.

      "Law" shall mean all laws, statutes, ordinances, rules and regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

       "LCC"   shall   mean  the  Commissioner  of  Conservation,
Department of Natural Resources of the State of Louisiana, and any predecessors or successors thereto.

      "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

      "Losses"  shall have the meaning ascribed to such  term  in
Section 8.02(a) of the Agreement.

      "Material" shall mean material to the condition (financial and other), results of operations or business of a specified Person and its subsidiaries, if any, taken as a whole; provided that the special purpose use of the term "Material" in Section 8.02(c) of the Agreement shall be disregarded and given no effect in any determination of what is material for purposes of this definition of the term "Material" as used elsewhere in this Agreement.

      "Material Adverse Effect" shall mean any change or effect that would be materially adverse to the consolidated business, condition (financial or otherwise), operations, performance or properties of a specified Person and its subsidiaries, if any, taken as a whole; provided that the special purpose use of the term "Material Adverse Effect" in Section 8.02(c) shall be disregarded and given no effect in any determination of what is material for purposes of this definition of the term "Material Adverse Effect" as used elsewhere in this Agreement.

      "Material Contract" shall mean, as between the Company or any of its subsidiaries, on the one hand, and any Person other than any other member of the group consisting of the Company and its subsidiaries, on the other:

           (1) Any collective bargaining agreement or other agreement with any labor union;

           (2) Any employment or consulting agreement, contract or commitment between the Company or any of its subsidiaries and any employee, officer or director thereof (i) having more than one year to run from the date hereof, (ii) providing for an obligation to pay or accrue compensation of $250,000 or more per annum or (iii) providing for the payment or accrual of any additional compensation upon a change in control of the Company or any of its subsidiaries or upon any termination of such employment or consulting relationship following a change in control of the Company or any of its subsidiaries;

           (3) Any agency or representation agreement with any Person which is not terminable by the Company or one of its subsidiaries without penalty upon not more than ninety (90) days' notice;

           (4) Any agreement, contract or commitment with any Person containing any covenant limiting the freedom of the Company or any of its subsidiaries to engage in any line of business or to compete with any Person;

           (5) Any partnership, joint venture or profit sharing agreement with any Person;

           (6) Any agreement, contract, commitment, indenture or other instrument relating to the borrowing of money in a principal amount of $500,000 or more or any direct or indirect guarantee of any obligation of any other Person or Governmental Authority for, or agreement to service the repayment of, borrowed money in a principal amount of $500,000 or more, including any agreement or arrangement (i) relating to the maintenance of compensating balances, (ii) with respect to lines of credit or letters of credit, (iii) relating to the purchase or repurchase obligations of any other Person or Governmental Authority, (iv) to advance or supply funds to or to invest in any other Person or Governmental Authority, (v) to pay for property, products or services of any other Person or Governmental Authority even if such property, products or services are not conveyed, delivered or rendered and (vi) to guarantee any lease or other similar periodic payments to be made by any other Person or Governmental Authority;

            (7) Any lease (A) with annual rental payments aggregating $500,000 or more that is not terminable without premium or penalty on ninety (90) days or less notice or (B) of assets exceeding $10,000,000 fair market value;

           (8) Any agreement, contract or commitment relating to the disposition or acquisition of any investment in any Person if such investment has a book value of, or the disposition or acquisition price of such investment or interest is, $500,000 or more;

          (9) Any agreement, contract or commitment to which the Company or any of its subsidiaries is a party or by which any of them is bound (i) which relates to the receiving, storing, compressing, dehydrating, processing, purchasing, transporting, gathering, exchanging or sale of Hydrocarbons (either for the account of the Company or a subsidiary thereof or on behalf of third parties) (A) involving a commitment of the Company for a term in excess of one month (or that may not be terminated by the Company upon notice of one month or less) and involving consideration in excess of $500,000 within any twelve-month period commencing after the date of the Agreement, or which is otherwise Material to the Company, and (B) regardless of whether the agreement, contract or commitment is "firm" or "interruptible" or (ii) which is a swap, exchange or futures contract. As used in clause (i) in reference to any sales, purchase, transportation, storage or exchange agreement, contract or commitment, the term "interruptible" means that neither the Company nor any of its subsidiaries will be liable for any reason for any damages (including consequential damages) if it elects to not purchase, sell, transport or exchange hydrocarbons in connection with such agreement, contract or commitment, and the term "firm" means that such agreement, contract or commitment does not meet the foregoing definition of "interruptible"; or

           (10) Any other agreement, contract or commitment which involves payment or potential payment, pursuant to the terms of such agreement, contract or commitment, by or to the Company or any of its subsidiaries of $500,000 or more within any twelve month period commencing after the date of the Agreement;

      "Merger"  shall have the meaning ascribed to such  term  in
Section 2.01 of the Agreement.

      "Merger Subsidiary" shall have the meaning ascribed to such term in the Recitals to the Agreement.

     "NGA" shall mean the Natural Gas Act of 1938, as amended.

      "NGPA" shall mean the Natural Gas Policy Act of 1978, as amended.

     "OCC" shall mean the Oklahoma Corporation Commission and any predecessors or successors thereto.

      "OGCA"  shall  have the meaning ascribed to  such  term  in
Section 2.04 of the Agreement.

      "Order" shall mean any judgment, order or decree of any court, arbitration tribunal or Governmental Authority, federal, state or local.

      "Palo  Duro  Lease"  means that certain Lease  and  License
Agreement dated July 1, 1993, between Palo Duro Pipeline Company,
Inc. and the Company.

     "Palo Duro Pipeline" means the pipeline facility and related interests and assets leased or licensed to the Company pursuant to the Palo Duro Lease.

       "Permit"   shall  mean  any  and  all  permits,  licenses,
authorizations, orders, certificates, registrations or other approvals granted by any federal, state, local or foreign
Governmental Authority.

     "Permitted Encumbrances" shall mean the following:

            (1)    liens   for  taxes,  assessments   and   other
governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, the Company or one of its subsidiaries shall have set aside on its books adequate reserves with respect thereto;

           (2) mechanics' and materialmen's liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, the Company or one of its subsidiaries shall have set aside on its books adequate reserves with respect thereto;

           (3) liens in respect of judgments or awards with respect to which the Company or one of its subsidiaries shall in good faith currently be prosecuting an appeal or other proceeding for review and with respect to which the Company or such subsidiary shall have secured a stay of execution pending such appeal or such proceeding for review; provided that the Company or such subsidiary shall have set aside on its books adequate reserves with respect thereto;

          (4) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of the Company or any of its subsidiaries; provided that such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held; and

           (5) any lien or privilege vested in any lessor, licensor or permittor for rent or other obligations of the Company or any of its subsidiaries thereunder so long as the payment of such rent or the performance of such obligations is not delinquent.

      "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.

     "Pipeline Assets" shall mean the pipelines, equipment, other tangible personal property, Easements and other similar assets and rights used by the Company or its subsidiaries in connection with their natural gas pipeline, gathering, processing and storage operations that are reflected in the Consolidated Balance Sheet other than any such properties, assets and rights that (i) have been sold or otherwise disposed of since the date of the Consolidated Balance Sheet without breaching either Section 4.05(b) or Section 6.02(f) of the Agreement or (ii) are not, individually or in the aggregate, Material to the Company.

      "Post-Closing Taxable Period" means (i) any taxable period beginning after the Closing Date and (ii) with respect to any taxable period beginning on or before the Closing Date and ending after the Closing Date, the portion of such taxable period that is after the Closing Date.

      "Pre-Closing Taxable Period" means (i) any taxable period ending on or before the Closing Date or (ii) with respect to any taxable period beginning on or before the Closing Date and ending after the Closing Date, the portion of such taxable period that is on or before the Closing Date.

      "Proceedings" shall have the meaning ascribed to such term in Section 8.02(a) of the Agreement.

      "Purchase Price" shall have the meaning ascribed to such term in Section 2.02 of the Agreement.

      "Purchaser" shall have the meaning ascribed to such term in the introductory paragraph of the Agreement.

      "Purchaser's Dependent Care Plan" shall have the meaning ascribed to such term in Section 6.08(g) of the Agreement.

      "Purchaser's Disclosure Letter" shall mean that certain disclosure letter of even date with the Agreement from the Purchaser to the Seller delivered concurrently with the execution and delivery of the Agreement.

      "Purchaser's Health Care Plan" shall have the meaning ascribed to such term in Section 6.08(f) of the Agreement.

      "Purchaser's Pension Plan" shall have the meaning ascribed to such term in Section 6.08(b) of the Agreement.

       "Purchaser's  Representatives"  shall  have  the   meaning
ascribed to such term in Section 6.03(a) of the Agreement.

      "Purchaser's Savings Plan" shall have the meaning ascribed to such term in Section 6.08(c) of the Agreement.

      "Refund"  shall have the meaning ascribed to such  term  in
Section 8.03(h) of the Agreement.

      "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of law.

      "Section 338(h)(10) Elections" shall have the meaning ascribed to such term in Section 8.04(a) of the Agreement.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Seller" shall have the meaning ascribed to such term in the first paragraph of the Agreement.

       "Seller's Disclosure Letter" shall mean that certain disclosure letter of even date with the Agreement from the Seller to the Purchaser delivered concurrently with the execution and delivery of the Agreement.

       "Seller's   Group"   means  the  "affiliated   group"   of
corporations (as defined in Section 1504 of the Code) of which Seller has been and will be the "common parent" (as that term is used in Section 1504(a) of the Code).

      "Stock"  shall have the meaning ascribed to  such  term  in
Section 4.02(a) of the Agreement.

       A "subsidiary" of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      "Surviving Corporation" shall have the meaning ascribed to such term in Section 2.01 of the Agreement.


      "Taxable Earned Surplus" shall have the meaning ascribed to the term "Net Taxable Earned Surplus" in 171.110 of the Texas
Tax Code (Vernon 1992 and Supp. 1996).

      "Tax Indemnified Party" shall have the meaning ascribed to such term in Section 8.03(c) of the Agreement.

      "Tax Indemnifying Party" shall have the meaning ascribed to such term in Section 8.03(c) of the Agreement.

      "Tax Items" shall have the meaning ascribed to such term in
Section 6.06(a) of the Agreement.

      "Tax Returns" shall have the meaning ascribed to such term in Section 4.10(a) of the Agreement.

      "Tax Sharing Agreements" shall have the meaning ascribed to such term in Section 6.06(e) of the Agreement.

      "Taxes" shall mean all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

      "TRC" shall mean the Texas Railroad Commission and any predecessors and successors thereto.

      "Trust"  shall have the meaning ascribed to  such  term  in
Section 6.10(f).

      "Working  Capital of the Company" shall  mean  the  current assets  of  the  Company and its subsidiaries minus  the  current
liabilities  of  the  Company  and  its  subsidiaries,  each   as
determined in accordance with GAAP.

                           ANNEX "B"
                      TRANSITION SERVICES

          (a) Consultation, analysis and advice in connection with
matters   relating  to  operations,  management,  financing   and
financial   planning,   engineering,   system   planning,    law,
governmental and general business problems or questions.

          (b) Consultation, analysis and advice in connection with personnel relations and employee benefit plans.

          (c) Tax services relating to the preparation and filing of returns for federal, state and local taxes, and the consolidation of such returns.

          (d) Assistance in connection with audits or returns by, and participation in discussions of such returns with, the Internal
Revenue Service and other taxing bodies or authorities.

          (e) Consultation, analysis and advice in connection with accounting matters and in preparation of accounts and the consolidation of such accounts.

          (f) Electronic data processing services, including establishing and operating a data processing center, processing of customer billing, revenues and statistics, payrolls, property accounting, general accounting, cash forecasts, load flow studies, and various other business and engineering applications.

          (g) special services, in addition to those specified above, as may be required and which the Seller concludes it is equipped to perform.

           In supplying the above services, the Seller may arrange, where it deems appropriate, for the services of such experts, consultants, advisers and other persons with necessary qualifications as are required for or pertinent to the rendition of such services.